UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
First Community Financial Partners, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST COMMUNITY FINANCIAL PARTNERS, INC.
2801 Black Road
Joliet, Illinois 60435

April 8, 2016

Dear Shareholder:

The board of directors cordially invites you to attend the annual meeting of shareholders of First Community Financial Partners, Inc., to be held at Mistwood Golf Club, 1700 W. Renwick Road, Romeoville, Illinois, on Thursday, May 19, 2016, at 4:00 p.m local time. At the meeting, we will review our progress and prospects for 2016. Members of our management team will be available at the meeting to respond to any questions you may have.

There are a number of proposals to be considered at this meeting. Our shareholders will be asked to; (i) elect five persons to serve as Class I directors on the board of directors; (ii) ratify the appointment of CliftonLarsonAllen LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2016; and (iii) approve the First Community Financial Partners, Inc. 2016 Equity Incentive Plan.

Our annual report on Form 10-K for the fiscal year ended December 31, 2015 is available on our website at investors.fcfp.com. Our Form 10-K can then be found under “SEC Filings”. Shareholders may request a paper copy of the annual report by contacting us at 2801 Black Road, Joliet, Illinois 60435, Attention: Glen Stiteley, (815) 725-1885 or gstiteley@fcbankgroup.com.

We encourage you to attend the meeting in person. Regardless of whether you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card in the enclosed envelope or vote by telephone or internet by following the preprinted instructions on the enclosed proxy card. This will assure that your shares are represented at the meeting. We look forward with pleasure to seeing you at the meeting.

Sincerely,

/s/ George Barr
George Barr
Chairman of the Board

FIRST COMMUNITY FINANCIAL PARTNERS, INC.
2801 Black Road
Joliet, Illinois 60435

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 19, 2016

TO THE SHAREHOLDERS OF FIRST COMMUNITY FINANCIAL PARTNERS, INC.:

The annual meeting of shareholders of First Community Financial Partners, Inc. will be held at Mistwood Golf Club, 1700 W. Renwick Road, Romeoville, Illinois, on Thursday, May 19, 2016, at 4:00 p.m. local time, for the purpose of considering and voting upon the following matters:

1.	to elect five Class I directors;

2.	to ratify the appointment of CliftonLarsonAllen LLP as the independent public accountants for the fiscal year ended December 31, 2016;

3.	to approve the First Community Financial Partners, Inc. 2016 Equity Incentive Plan: and

4.	to transact such other business as may properly be brought before the annual meeting or any adjournments or postponements of the meeting.

Only those shareholders of record at the close of business on March 22, 2016, are entitled to notice of the meeting and to vote at the meeting. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed to permit our further solicitation of proxies.

By Order of the Board of Directors

/s/ Glen L. Stiteley
Glen L. Stiteley Secretary

Joliet, Illinois
April 8, 2016

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IT IS HOPED THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND IF YOU DO, YOU CAN VOTE YOUR STOCK IN PERSON IF YOU WISH. YOU CAN REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

FIRST COMMUNITY FINANCIAL PARTNERS, INC.
PROXY STATEMENT - TABLE OF CONTENTS

FIRST COMMUNITY FINANCIAL PARTNERS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS MAY 19, 2016

This proxy statement is furnished in connection with the solicitation by the board of directors of First Community Financial Partners, Inc. (the “Company” or “First Community”) of proxies to be voted at the annual meeting of shareholders to be held at Mistwood Golf Club, 1700 W. Renwick Road, Romeoville, Illinois, on Thursday, May 19, 2016, at 4:00 p.m. local time, or at any adjournments or postponements of the meeting. This proxy statement and the accompanying form of proxy are first being transmitted or delivered to shareholders of the Company on or about April 8, 2016.

The Company, an Illinois corporation, was formed as a bank holding company in 2006 to focus on organizing de novo banks. On March 12, 2013, the Company completed a series of merger transactions to consolidate its four banking subsidiaries (the “Consolidation”). As a result of the Consolidation, the Company currently has one wholly owned banking subsidiary, First Community Financial Bank (the “Bank”), with locations in Joliet, Plainfield, Homer Glen, Channahon, Naperville and Burr Ridge, Illinois. With assets of $1.0 billion as of December 31, 2015, the Bank offers a broad range of products, services and resources while maintaining its commitment to and active involvement in the communities it serves.

The Company is required to file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy this information at the SEC’s Public Reference Room located at 100 F Street N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains periodic and current reports and other information about issuers, like the Company, that file electronically with the SEC. The address of that site is www.sec.gov.

QUESTIONS AND ANSWERS

The following is information regarding the annual meeting and the voting process, presented in a question and answer format.

Why am I receiving this proxy statement and proxy form?

You are receiving a proxy statement and proxy form from us because on March 22, 2016, the record date for the annual meeting, you owned shares of the Company’s common stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the annual meeting. It also gives you information concerning these matters to assist you in making an informed decision.

When you sign and return the enclosed proxy form or vote by internet or telephone, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed, which ensures that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy form, or vote by internet or telephone, in advance of the meeting just in case your plans change.

If you have signed and returned the proxy form,or voted by internet or telephone, and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his judgment.

What matters will be voted on at the meeting?

You are being asked to vote on the election of five Class I directors of the Company for a term expiring in 2019, to ratify the appointment of CliftonLarsonAllen LLP as our independent public accountants for the 2016 fiscal year, and to approve the First Community Financial Partners, Inc. 2016 Equity Incentive Plan (the “2016 Equity Incentive Plan”). Any matters that will be voted on at the meeting are fully described in this proxy statement.

If I am the record holder of my shares, how do I vote?

You may vote by mail, by telephone, by internet or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “for” all nominees named in this proxy statement, “for” the ratification of the appointment of CliftonLarsonAllen LLP as our independent public accountants for the 2016 fiscal year, and “for” the 2016 Equity Incentive Plan.

Although you may vote by mail, we ask that you vote instead by internet or telephone, which saves us postage and processing costs. You may vote by telephone by calling the toll-free number specified on your proxy card or by accessing the internet website specified on your proxy card and by following the preprinted instructions on the proxy card. If you submit your vote by internet, you may incur costs, such as cable, telephone and internet access charges. Votes submitted by telephone or internet must be received by 11:59 EST on Wednesday, May 18, 2016. The giving of a proxy by either of these means will not affect your right to vote in person if you decide to attend the meeting.

If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of a broker or other fiduciary (or in what is usually referred to as “street name”), you will need to arrange to obtain a legal proxy from that person or entity in order to vote in person at the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card, or vote by telephone or internet, in advance of the meeting just in case your plans change.

If I hold shares in the name of a broker or fiduciary, who votes my shares?

If you received this proxy statement from your broker or other fiduciary, your broker or fiduciary should have given you instructions for directing how that person or entity should vote your shares. It will then be your broker or fiduciary’s responsibility to vote your shares for you in the manner you direct. Please complete, execute and return the proxy card in the envelope provided by your broker.

Under the rules of various national and regional securities exchanges, brokers generally may vote on routine matters, such as the ratification of a company’s independent registered public accounting firm, but may not vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. The election of directors and the approval of the 2016 Equity Incentive Plan are considered non-routine matters, and consequently, your broker will not have discretionary authority to vote your shares on those matters. If your broker or fiduciary does not receive instructions from you on how to vote on those matters, your broker or fiduciary will return the proxy card to us, indicating that he or she does not have the authority to vote. This is generally referred to as a “broker non-vote” and may affect the outcome of the voting on those matters.
We therefore encourage you to provide directions

to your broker as to how you want your shares voted on all matters to be brought before the annual meeting, including the election of directors and the approval of the 2016 Equity Incentive Plan. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

A number of banks and brokerage firms participate in a program that also permits shareholders to direct their vote by telephone or internet. If your shares are held in an account at such a bank or brokerage firm, you may vote your shares by telephone or internet by following the instructions on their enclosed voting form. If you submit your vote by internet, you may incur costs, such as cable, telephone and internet access charges. Voting your shares in this manner will not affect your right to vote in person if you decide to attend the meeting, however, you must first request a legal proxy from your broker or other fiduciary. Requesting a legal proxy prior to the deadline stated above will automatically cancel any voting directions you have previously given by internet or by telephone with respect to your shares.

What does it mean if I receive more than one proxy card?
It means that you have multiple holdings reflected in our stock transfer records or in accounts with brokers. To vote all of your shares by proxy, please follow the separate voting instructions you received for the shares of common stock held in each of your different accounts.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date and returning that proxy to First Community Financial Partners, Inc., 2801 Black Road, Joliet, Illinois 60435, Attention: Glen Stiteley;

•	sending notice to us at the same address and attention above that you are revoking your proxy;

•	timely submitting another proxy via the telephone or internet; or

•	voting in person at the meeting.

If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many votes do we need to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting for us to hold the meeting and conduct business.

Shares are counted as present at the meeting if the shareholder either:

•	is present and votes in person at the meeting; or

•	has properly submitted a signed proxy form or other proxy.

On March 22, 2016, the record date for this meeting, there were 17,165,864 shares of common stock issued and outstanding. Therefore, at least 8,582,933 shares need to be present in person or by proxy at the annual meeting in order to hold the meeting and conduct business.

What happens if a nominee is unable to stand for re-election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than five nominees. The board has no reason to believe the nominees will be unable to stand for re-election.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date.

How many votes are needed for each proposal?

To be elected as a director of the Company, each of the five director nominees must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. The ratification of the appointment of CliftonLarsonAllen LLP as our independent public accountants for the 2016 fiscal year, the approval of the 2016 Equity Incentive Plan and, in general, any other proposals, must also receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote.

Where do I find the voting results of the meeting?

On all matters, broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present. If available, we will announce voting results at the meeting. The voting results will also be disclosed on a Form 8-K that we will file with the SEC within four business days after the annual meeting.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of the Company or one of its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company has a staggered board of directors divided into three classes. One class is elected annually to serve for three years. At the annual meeting of shareholders on May 19, 2016, five Class I directors will be elected for a term of three years or until their respective successors are elected and qualified. Currently, the Company has 16 directors serving on its board, with one vacancy, for a total of 17 director seats. The board is currently assessing whether it will consider candidates to fill the vacancy or eliminate such vacancy by resolving to reduce the size of the board.

The proxy provides instructions for voting on the director nominees. Unless instructed to the contrary, the persons acting under your proxy will vote for all of the nominees listed below. If, however, any nominee becomes unable to serve, which is not now contemplated, the proxy holders reserve the right to vote at the meeting for a substitute nominee.

Information About Directors and Nominees

The following table contains certain information with respect to the nominees for election and for each of the Company’s continuing directors, including the age, year first elected as a director and the positions held by the person with the Company. The nominees, if elected at the annual meeting, will serve as directors for a three-year term expiring in 2019. The board of directors recommends that you vote your shares “FOR” all five nominees.

Nominees:
Name	Served as Company Director Since	Title
Class I Term Expires in 2019
George Barr (Age 61)	2006	Director and Chairman of the Board
Terrence O. D’Arcy (Age 60)	2006	Director
John Dollinger (Age 59)	2006	Director
William L. Pommerening (Age 63)	2008	Director
Dennis G. Tonelli (Age 69)	2008	Director

Continuing Directors:
Name	Served as Company Director Since	Title
Class II New Term Will Expire in 2017
Peter Coules, Jr. (Age 54)	2013	Director
Rex D. Easton (Age 64)	2006	Director
Vincent E. Jackson (Age 53)	2013	Director
Patricia L. Lambrecht (Age 65)	2006	Director
Roy C. Thygesen (Age 58)	2013	Chief Executive Officer and Director
Scott A. Wehrli (Age 47)	2008	Director

Name	Served as Company Director Since	Title
Class III Term Will Expire in 2018
Stephen G. Morrissette (Age 54)	2006	Director
Daniel Para (Age 65)	2013	Director
Michael F. Pauritsch (Age 70)	2008	Director
Patrick J. Roe (Age 58)	2011	President, Chief Operating Officer and Director
Robert L. Sohol (Age 63)	2006	Director

Board of Directors

The business experience of each of the nominees and continuing directors for the past five years, as well as their qualifications to serve on the board, are as follows:

George Barr. Mr. Barr has been a director and the chairman of the board of directors of First Community since 2006. He has also served as a director of the Bank since 2013. From 2004 to 2013, he served as a director and the chairman of the board of directors of First Community Bank of Joliet (“FCB Joliet”), a wholly owned subsidiary of First Community prior to the Consolidation. Mr. Barr also was a director of Burr Ridge Bank and Trust (“Burr Ridge”), of which First Community was a shareholder prior to the Consolidation, from 2009 to 2013. Since 1987, Mr. Barr has been an attorney at the law firm of George Barr & Associates, located in Joliet, Illinois. Since 1990, Mr. Barr has been the president and owner of The Barr Group, P.C., also located in Joliet, Illinois, a real estate management and development company. We believe that Mr. Barr’s significant legal and business experience provides much insight to the board of directors. Mr. Barr’s involvement with numerous local commercial, industrial, apartment, residential and entertainment real estate development projects provide him and the board of directors with a detailed knowledge of the real estate markets in the areas in which First Community and the First Community Financial Bank operate and provide loans. His in depth knowledge of First Community and First Community Financial Bank also provides the board of directors of First Community with source of historical knowledge of our business.

Peter Coules, Jr. Mr. Coules has been a director of First Community since 2013. From 2008 to 2013, Mr. Coules served as a director and the vice-chairman of the board of directors of First Community Bank of Homer Glen & Lockport (“FCB Homer Glen”), of which First Community was a shareholder prior to the Consolidation. Since December 1994, Mr. Coules has been an attorney, officer and shareholder of Donatelli & Coules, Ltd., a law firm located in Hinsdale, Illinois. We believe that Mr. Coules’ experience with FCB Homer Glen while serving on its board of directors provides the board of directors of First Community with additional insight into our business’ banking market and operations. Additionally, we believe that the board of directors benefits from Mr. Coules’ legal experience in the areas of borrowing and bonding. Mr. Coules also has extensive ties to the local community, including serving as a trustee for the Village of Lemont, Illinois from 2002 through 2010.

Terrence O. D’Arcy. Mr. D’Arcy has been on the board of directors of First Community since 2006. From 2004 to 2013, he was on the board of directors of FCB Joliet, a wholly owned subsidiary of First Community prior to the Consolidation, and from 2008 to 2013, he was on the board of directors of First Community Bank of Plainfield (“FCB Plainfield”), which is now known as First Community Financial Bank. Since 1991, Mr. D’Arcy has been the owner and operator of automobile dealerships located in Joliet, Illinois. He currently operates three dealerships which sell Buick, Cadillac, Chevy, GMC, and Hyundai vehicles and provide parts and services for customers. From 2000 through 2009, Mr. D’Arcy was a director of the Chicago Automobile Trade Association. We believe that Mr. D’Arcy’s involvement in the local community provides the board of directors with insights into the business markets in which First Community and the Bank operate, and that his business and leadership experience provides the board with keen judgment on issues relating to our local business community. The board also benefits from Mr. D’Arcy’s extensive historical knowledge of First Community and our banking market.

John J. Dollinger. Mr. Dollinger has been on the board of directors of First Community since 2006. From 2004 to 2013, he was on the board of directors of FCB Joliet, a wholly owned subsidiary of First Community prior to the Consolidation. Since 1977, Mr. Dollinger has been a self-employed farmer in Channahon, Illinois. Mr. Dollinger also manages his family businesses. We believe that Mr. Dollinger’s knowledge of the local farming community and farm real estate matters, and his performance as a local businessman, provide the board of directors with insights into the local community and a knowledge base on local farming related matters.

Rex D. Easton. Mr. Easton has been on the board of directors of First Community since 2006. From 2004 to 2013, he served as a director of FCB Joliet, a wholly owned subsidiary of First Community prior to the Consolidation. Mr. Easton also was a director of Burr Ridge, of which First Community was a shareholder prior to the Consolidation, from 2009 to 2013. Since 1994 Mr. Easton has been the majority owner Packard Transport, Inc. and Packard Transport Management, Inc., located in Channahon, Illinois, which provide equipment to transport machinery, building materials and other products nationwide. Mr. Easton also has experience serving on the board of directors of a community bank located in Channahon, Illinois during the 1980s to early 1990s, and working as a teller, auditor and installment loan officer in a community bank located in Joliet, Illinois during the late 1960s and 1970s. We believe that Mr. Easton’s experience as a businessman in our local communities and his extensive background in local community banking provide the board of directors with an important source of banking expertise.

Vincent E. Jackson. Mr. Jackson has been a director of First Community since 2013. Mr. Jackson also served as a director of Burr Ridge, of which First Community was a shareholder prior to the Consolidation, from 2009 to 2013. Since 1991, Mr. Jackson has been the president of Bo Jackson Enterprises, a celebrity endorsement and promotion company. Additionally, since 2007, Mr. Jackson has served as chief executive officer of Bo Jackson Elite Sports, which provides sports training facilities in the Chicago area. From 2001 to 2008, he was an officer of N’Genuity Enterprise, a food broker and supplier of protein products to commissaries worldwide. We believe that Mr. Jackson’s experience with Burr Ridge, gained while serving on its board of directors, provides the board of directors of First Community with additional insight into the Bank’s Burr Ridge banking market and operations. Additionally, we believe that the board of directors benefits from Mr. Jackson’s extensive business experience as an entrepreneur invested in the local community.

Patricia L. Lambrecht. Ms. Lambrecht has served on the board of directors of First Community since 2006. From 2004 to 2013, she served as a director of FCB Joliet, a wholly owned subsidiary of First Community prior to the Consolidation. From 2008 to 2013, she also served as a director of FCB Homer Glen, of which First Community was a shareholder prior to the Consolidation. Since 2003, Ms. Lambrecht has been on the board of directors of T. J. Lambrecht Construction, Inc., a heavy civil contractor headquartered in Joliet, Illinois with a special expertise in earthmoving, underground and project management. We believe Ms. Lambrecht’s position as a local business leader and her long time involvement with First Community provide First Community with insights into our local economy and businesses coupled with a deep understanding of our business.

Stephen G. Morrissette. Mr. Morrissette has served on the board of directors of First Community since 2006. From 2004 to 2013, he served as a director of FCB Joliet, a wholly owned subsidiary of First Community prior to the Consolidation. He also served on the boards of directors of three banks of which First Community was a majority shareholder prior to the Consolidation: FCB Homer Glen (serving from 2008 to 2013), FCB Plainfield, now known as First Community Financial Bank (serving from 2008 to 2013) and Burr Ridge (serving from 2009 to 2013). From 2004 to 2009, Mr. Morrissette was the chief executive officer of each of First Community and FCB Joliet. Prior to that, he was a professor of finance at the University of St. Francis, located in Joliet, Illinois, from 1994 to 2004. In 2010, he returned to his professor of finance position at the University of St. Francis and became an adjunct professor of strategy at the University of Chicago’s Booth School of Business. He continues to serve in those capacities today. Additionally, in 2011, Mr. Morrissette became a managing director of Providence Advisors, a strategic planning and bank consulting business. We believe that Mr. Morrissette’s years of banking experience, which includes executive leadership positions and extensive consulting experience with local community banks, is a tremendous asset to the board. Moreover, Mr. Morrissette’s educational background, including a Ph.D. and MBA in finance and strategy, and his teaching experience, contribute to the board a deep knowledge of corporate finance.

Daniel Para. Mr. Para has been a director of First Community since 2013. From 2009 to 2013, he also served as a director of Burr Ridge, of which First Community was a shareholder prior to the Consolidation. Until 2009, Mr. Para served as the chief executive officer of Concert Group Logistics, a company he founded in 2001 and sold to XPO Logistics, Inc. (NYSE: XPO, formerly Express-1 Expedited Solutions) in 2008. He served on the board of directors of this public company until 2012 where he also headed the mergers and acquisitions committee of the board. We believe that Mr. Para’s experience with public company acquisitions and his past board service contribute valuable skills to the First Community board. The board also benefits from his experience with growing existing companies and overseeing matters related to that growth.

Michael F. Pauritsch. Mr. Pauritsch has been on the board of directors of First Community since 2008. The board of directors has determined he is an “audit committee financial expert” within the meaning of SEC regulations. From 2009 to 2013, he also served as the chairman of the board of directors of Burr Ridge, of which First Community was a shareholder prior to the Consolidation. Since 1976, Mr. Pauritsch has been a partner at Mulcahy, Pauritsch, Salvador & Co., Ltd, an accounting firm. Since 1999, Mr. Pauritsch has served on the business development committees of each of MPS Loria Financial Partners LLC, an investment firm, and Loria Financial Group, LLC, a broker/dealer. We believe that Mr. Pauritsch’s extensive accounting background, including many years of experience as a Certified Public Accountant for small and medium-sized businesses, provides the board of directors with valuable accounting and financial expertise. Moreover, Mr. Paurtisch provides the board with years of experience in the securities industry. Finally, Mr. Pauritsch’s prior service on the boards of First Community and Burr Ridge provides the board with significant historical knowledge.

William L. Pommerening. Mr. Pommerening has served on the board of directors of First Community since 2008. From 2008 to 2013, he was also on the board of directors of FCB Plainfield, which is now known as First Community Financial Bank, including serving as its chairman. For 26 years, Mr. Pommerening served as President of Valley Concrete, Inc., a concrete production company. We believe that Mr. Pommerening’s experience as a business owner in our local communities offers the board valuable insight and his service on the boards of directors of First Community and FCB Plainfield provides the board with significant historical knowledge.

Patrick J. Roe. Mr. Roe has served as a director of First Community since 2011. From 2011 to 2013, Mr. Roe served as First Community’s president and chief executive officer and, since 2013, has served as First Community’s president and chief operating officer. He has also served as the president and a director of the Bank since 2013. From 2010 to 2013, he has served as served as the president and chief executive officer, and as a director, of FCB Homer Glen, of which First Community was a shareholder prior to the Consolidation, and from 2011 to 2013, served as a director of FCB Joliet, a wholly owned subsidiary of First Community prior to the Consolidation. From February 2008 through March 2009, Mr. Roe served as senior vice president of Old Second National Bank, a community banking institution. From 1984 through 2008, he was employed by Heritage Bank, also a community banking institution. He served as president, chief operating officer and director of Heritage Bank from 1996 through 2008. Mr. Roe also served as the president, chief operating officer and a director of HeritageBanc, Inc., a bank holding company and parent of Heritage Bank. We believe that Mr. Roe’s extensive community banking experience, including prior to his work with First Community, where his responsibilities are substantially similar to the work performed for his prior employers, provides First Community and its board of directors with a wide array of expertise and vast experience in community banking. Mr. Roe’s significant qualifications in many facets of commercial banking, including with respect to lending, deposits, lending operations and accounting, also benefit First Community and the board of directors.

Robert L. Sohol. Mr. Sohol has served on the board of directors of First Community since 2006. From 2004 to 2013, he served as a director of FCB Joliet, a wholly owned subsidiary of First Community prior to the Consolidation. From 2008 to 2013, Mr. Sohol also served on the board of director of FCB Plainfield, now known as First Community Financial Bank. Since 1983, Mr. Sohol has served as chief executive officer of two construction companies, RL Sohol Carpenter Contractor Inc. and RL Sohol General Contractor Inc. Since 1987, he has been a partner in Phase III, a real estate and development company, and since 1997, he has been the chief executive officer of American Built Systems Inc., a manufacturing company. We believe that Mr. Sohol’s extensive executive experience, including experience with being primarily responsible for the creation of financial statements and responding to tax audits, benefits the board. Additionally, Mr. Sohol’s longstanding service on the boards of directors of First Community and its banking affiliates provide the board with valuable institutional knowledge.

Roy C. Thygesen. Mr. Thygesen has been a director of First Community since 2013. Since 2013, he has also served as the chief executive officer of First Community, and the chief executive officer and a director of the Bank. From 2009 to 2013, Mr. Thygesen was the president and chief executive officer, and a director, of Burr Ridge, of which First Community was a shareholder prior to the Consolidation. From 1993 to 2007, Mr. Thygesen served as regional president of a predecessor to BMO Harris Bank, a banking institution, as well as chief executive officer, president, and a director of several of that organization’s wholly owned community bank subsidiaries. Mr. Thygesen possesses a material amount of experience and knowledge in the community banking market in which First Community operates, and his responsibilities at his job prior to commencing work at Burr Ridge, and prior to his appointment to officer positions at First Community and the Bank, provide Mr. Thygesen with a substantial level expertise in the banking markets of First Community in the areas of banking business development, commercial lending, cash management and relationship management. We believe that Mr. Thygesen’s continuing expertise in community banking within our local markets, including his knowledge of and experience with Burr Ridge, benefits the board of directors of First Community.

Dennis G. Tonelli. Mr. Tonelli has served on the board of directors of First Community since 2008. From 2008 to 2013, he was a director and chairman of the board of FCB Homer Glen, of which First Community was a shareholder prior to the Consolidation. From 1981 to 2011, Mr. Tonelli was a director and vice president of Ruettiger Tonelli & Assoc., a land survey and civil engineering firm that he co-founded. His experience also includes being a director of Three Rivers Manufacturers Association from 1985 to 1988, and a director of the Joliet Chamber of Commerce from 1995 to 2000. From 1997 to 2009, and from 2010 to 2015, Mr. Tonelli served as a trustee of Lewis University, located in Romeoville, Illinois. We believe that Mr. Tonelli’s experience being a local business owner, his deep knowledge of the local community and his service as a director of several diverse organizations, including First Community and FCB Homer Glen, provides the board with a unique viewpoint and skillset.

Scott A. Wehrli. Mr. Wehrli has been on the board of directors of First Community since 2008. From 2008 to 2013, he was a director of FCB Plainfield, now known as First Community Financial Bank. Since 1997, Mr. Wehrli has served as secretary and treasurer of DuKane Precast, Inc., a Naperville, Illinois producer of pre-stressed, pre-cast concrete wall panels, columns, beams and parking deck components. Mr. Wehrli became a partner of DuKane Precast in 2005, and he also serves as vice president of Naperville Excavating, an excavating company, overseeing its administrative and legal matters. Mr. Wehrli is also active in the communities of Naperville, Illinois and its surrounding areas, including serving presently, and in the past, on numerous city commissions and community groups. We believe that Mr. Wehrli’s service on the board of directors of First Community, and his prior service on the board of directors of FCB Plainfield, has provided him with valuable knowledge of the banking industry. Additionally, Mr. Wehrli’s service with local companies and community focused groups has given him an understanding of corporate governance matters and local issues that are relevant to the board.

Executive Officers

In addition to Mr. Thygesen, our chief executive officer, and Mr. Roe, our president and chief operating officer, the following individual is an executive officer of First Community:

Glen L. Stiteley. Mr. Stiteley, age 45, is the executive vice president and chief financial officer of First Community and the Bank. From 2005 to 2013, he served as the senior vice president and chief financial officer of First Community and FCB Joliet. Mr. Stiteley’s skills have assisted First Community as it has grown in size and operations since 2005. Prior to 2005, Mr. Stiteley was a practice leader for the Chicago-based community bank practice of McGladrey & Pullen, LLP (now known as RSM US LLP) and was with the firm from 1995 to 2005. His community bank clients ranged in size from de novo institutions to institutions with $5 billion in assets, including a number of SEC registrants.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

Generally, the board oversees our business and monitors the performance of our management and does not involve itself in our day-to-day operations, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the board, which are held on a monthly basis, and through committee membership.

In 2015, a total of 12 regularly scheduled meetings were held by the board of directors of the Company. All incumbent directors attended at least 75 percent of the meetings of the board and the committees on which they served in 2015 except for Patricia Lambrecht and Vincent Jackson. Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage our directors to attend. Last year, all of our directors were present at the annual meeting.

Director Independence

The board of directors has concluded that except for Messrs. Roe and Thygesen, who also serve as our executive officers, the members of the board of directors satisfy the independence requirements under the NASDAQ listing standards. Our board of directors has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our board of directors has determined that Messrs. Barr, Coules, D’Arcy, Dollinger, Easton, Jackson, Morrissette, Para, Pauritsch, Pommerening, Sohol, Tonelli and Wehrli and Ms. Lambrecht, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the NASDAQ listing standards. Accordingly, a majority of our directors are independent, as required under applicable NASDAQ listing standards.

Board Leadership Structure

We keep the positions of Chairman of the Board and Chief Executive Officer separate at the Company. Currently, Mr. Barr, who is an independent director under the NASDAQ listing standards, holds the position of Chairman of the Board, and Mr. Thygesen holds the position of Chief Executive Officer. We believe that this structure provides for an appropriate balance of authority between management and the board of directors and demonstrates our commitment to good corporate governance.

Audit Committee

In 2015, the Company’s audit committee consisted of directors Pauritsch, Dollinger and Sohol, each of whom satisfies the independence requirements under the NASDAQ listing standards, Rule 10A-3(b)(1) of Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations of the Federal Deposit Insurance Corporation. The chairperson of the Audit Committee is Mr. Pauritsch, whom our board of directors has determined is an “audit committee financial expert” within the meaning of SEC regulations. The board based this decision on Mr. Pauritsch’s educational and professional experience. Each member of our audit committee can read and understand fundamental financial statements in accordance with audit committee requirements. In arriving at this determination, the board has examined each audit committee member’s scope of experience and the nature of their employment.

The functions performed by the Audit Committee include but are not limited to:

•	selecting the Company’s independent auditors and pre-approving engagements and fee arrangements;

•	reviewing the independence of the independent auditors;

•	overseeing the work of the Company’s independent auditors;

•	reviewing the integrity of the Company’s financial reporting processes, both internal and external; and

•	meeting with management, the internal auditors and the independent auditors to review the effectiveness of internal controls and internal audit procedures.

To promote independence of the audit function, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. The Audit Committee has adopted a written charter, which sets forth the duties and responsibilities. The current charter of the Audit Committee is available on the Company’s website at http://investors.fcfp.com/govdocs. The Audit Committee met seven times during 2015.

Compensation Committee

In 2015, the Company’s Compensation Committee consisted of directors Barr, Easton, Para and Wehrli, each of whom the board of directors has determined to be independent under the NASDAQ listing standards, “outside” as defined in Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), and a “non-employee” as defined in Section 16 of the Exchange Act. The chairperson of our Compensation Committee is Mr. Wehrli. The purpose of the Compensation Committee is to determine the compensation to be paid to the Company’s executive officers.

The Compensation Committee reviews the executive officers’ performance in light of the Company’s goals and objectives relevant to executive compensation. The Compensation Committee relies on Mr. Thygesen to provide it with evaluations as to employee performance, guidance on establishing performance targets and objectives, and recommendations with respect to other compensation programs. The Compensation Committee also reviews and recommends to the board for approval other incentive compensation and equity compensation plans for the Company. The responsibilities and functions are further described in its charter, which is available on our website at investors.fcfp.com/govdocs. The Compensation Committee met six times during 2015.

Nominations Committee

In 2015, the Company’s Nominations Committee consisted of directors Jackson, Pommerening and Sohol, each of whom the board of directors has determined to be independent under the NASDAQ listing standards. The chairperson of our Nominations Committee is Mr. Sohol. The primary purposes of the Nominations Committee are to identify and recommend individuals to be presented to our shareholders for election or re-election to the board of directors and to review and monitor our policies and procedures as they relate to corporate governance. The responsibilities and functions are further described in the Nominations Committee’s charter, which is available on our website at investors.fcfp.com/govdocs. The Nominations Committee met one time during 2015.

Director Nominations and Qualifications
The Nominations Committee identifies nominees by first evaluating the current members of the board who are willing to continue in service.  Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination.  If any member of the board does not wish to continue in service or if the committee or the board decides not to re-nominate a member for re-election, the committee would identify the desired skills and experience of a new nominee in light of the criteria below.
The Nominations Committee reviews qualified candidates for directors and focuses on those who present varied, complementary backgrounds that emphasize both business experience and community standing. While we do not have a separate diversity policy, the committee does consider the diversity of our directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics which may contribute to the board. The Nominations Committee also believes that directors should possess the highest personal and professional ethics.

The Nominations Committee has established the following minimum criteria, which it considers necessary for service on the board:

•	integrity and high ethical standards in the nominee’s professional life;

•	sufficient educational and professional experience, business experience or comparable service on other boards of directors to qualify the nominee for service to the board;

•	evidence of leadership and sound judgment in the nominee’s professional life;

•	whether the nominee is well recognized in the community and has a demonstrated record of service to the community;

•	a willingness to abide by any published Code of Ethics for the Company; and

•	a willingness and ability to devote sufficient time to carrying out the duties and responsibilities required of a board member.

For the annual meeting, the Nominations Committee nominated for re‑election to the board five incumbent directors whose term would otherwise expire in 2016.  The Company did not receive any shareholder nominations for directorships for the annual meeting.

Board's Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks and others, such as the impact of competition or risk-related behavior that may be affected by our compensation plans. Management is responsible for the day-to-day management of risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management.

While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal and organizational risks, and receives regular reports from the management team’s senior risk officers regarding comprehensive organizational risk as well as particular areas of concern. The board’s Compensation Committee monitors and assesses the various risks associated with compensation policies, and oversees incentive plans to ensure a reasonable and manageable level of risk-taking consistent with our overall strategy.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. The code of ethics is available on our website at investors.fcfp.com/govdocs. We also will furnish copies of the code of ethics to any person without charge, upon written request. Requests for copies should be made in writing to First Community Financial Partners, Inc., 2801 Black Road, Joliet, Illinois 60435, Attention: Glen Stiteley.

Shareholder Communications with Directors

Shareholders of the Company may contact any member of the board of directors, or the board as a whole, through the Corporate Secretary either in person, in writing by mail or by e‑mail at 2801 Black Road, Joliet, Illinois, 60435, gstiteley@fcbankgroup.com. Any such communication should indicate whether the sender is a shareholder of the Company. Any communication will be forwarded promptly to the board as a group or to the attention of a specified director as requested, except for communications that are primarily commercial in nature or related to an improper or irrelevant topic.

Process for Shareholder Nominations of Directors

In order for a shareholder nominee to be considered by the Nominations Committee to be its nominee and included in our proxy statement, the nominating shareholder must file a written notice of the proposed director nomination with our Secretary, at the above address, at least 90 days, but no more than 120 days, prior to the anniversary of the previous year’s annual meeting. Any such shareholder notice of nomination must include (a) as to each person whom the shareholder proposes to nominate for election as a director: (i) the name, age, business address and residential address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Company’s stock which are beneficially owned by such person on the date of such shareholder notice; and (iv) any other information relating to such person that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Exchange Act, in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule 14A of Regulation 14A with the SEC; and (b) as to the shareholder giving the notice: (i) the name and address, as they appear on the Company’s books, of such shareholder and the name and principal business or residential address of any other beneficial shareholders known by such shareholder to support such nominees; and (ii) the class and number of shares of the Company stock which are beneficially owned by such shareholder on the date of such shareholder notice and the number of shares owned beneficially by any other record or beneficial shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. The board of directors may reject any nomination by a shareholder not timely made in accordance with the foregoing requirements.
If the board of directors, or a committee designated by the board of directors, determines that the information provided in a shareholder’s notice does not satisfy the foregoing informational requirements in any material respect, the Secretary of the Company shall promptly notify such shareholder of the deficiency in the notice. The shareholder may cure the deficiency by providing additional information to the Secretary within such period of time, not less than 5 days from the date such deficiency notice is given to the shareholder. If the deficiency is not cured within such period, or if the board of directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the forgoing requirements in any material respect, then the board of directors may reject such shareholder’s notice and the proposed nominations shall not be accepted if presented at the shareholder meeting to which the notice relates. The Secretary of the Company shall notify a shareholder in writing whether his or her nomination has been made in compliance with the foregoing time and informational requirements. Notwithstanding the forgoing, if neither the board of directors nor a committee designated by the board makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the shareholder’s meeting shall determine and declare at the meeting whether or not a nomination was made in accordance with the foregoing requirements. If the presiding officer determines that a nomination was not made in accordance with the foregoing terms, such officer shall so declare at the meeting and the defective nomination shall not be accepted.
Other Shareholder Proposals
To be considered for inclusion in our proxy statement and form of proxy relating to our 2017 annual meeting of shareholders, the proposing shareholder must file a written notice of the proposal with our Corporate Secretary, at the above address, by December 10, 2016, and must otherwise comply with the rules and regulations set forth by the SEC.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
CliftonLarsonAllen LLP has served as our independent registered public accounting firm since July 2014, and our Audit Committee has selected CliftonLarsonAllen LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2016.
Although we are not required to do so, our board of directors recommends that the shareholders ratify the appointment. A representative of CliftonLarsonAllen LLP is not expected to attend the meeting. If the appointment of our independent registered public accounting firm is not ratified, the Audit Committee of the board of directors will reconsider the matter of the appointment. Our board of directors unanimously recommends that you vote to approve the ratification of this appointment by voting “FOR” this proposal.
Following is a summary of fees for professional services paid to CliftonLarsonAllen LLP.
Accountant Fees
     During the period covering the fiscal years ended December 31, 2015 and 2014, CliftonLarsonAllen LLP performed the following professional services:

	2015	2014
Audit Fees (1)	$162,500	$159,500
Audit-Related Fees	$0	$0
Tax Fees(2)	$15,750	$33,092
All Other Fees (3)	$0	$8,414

(1)
Audit fees consist of fees for professional services rendered for the audit of the Company’s financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, and review and assistance with other SEC filings.

(2)	Tax Fees consist of fees for the preparation of federal and state tax returns, tax planning and tax advice.

(3)	All other fees include fees incurred related to development of the Bank’s Business Continuity Plan.
Audit Committee Approval Policy
Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by any audit, tax consulting or general business consulting firm with the exception of minor non-audit services. All of the fees earned by CliftonLarsonAllen LLP described above were attributable to services pre-approved by the Audit Committee.

EXECUTIVE COMPENSATION

The Compensation Committee has overall responsibility for evaluating the compensation plans, policies and programs relating to the executive officers of the Company. The Compensation Committee relies on the input of management, particularly Mr. Thygesen, when carrying out its responsibilities in establishing executive compensation. Management provides the committee with evaluations as to employee performance, guidance on establishing performance targets and objectives and recommends salary levels and equity awards. The committee also consults with management on matters that are related to executive compensation and benefit plans where board or shareholder action is expected, including the adoption of new plans or the amendment of existing plans. No executive officer participates in any recommendation or decision regarding his or her own compensation.

The Company maintains a comprehensive compensation program. The compensation program is designed to attract and retain key employees, motivate the key employees to achieve superior performance and reward them for doing so. The overall design of the compensation program strives to balance short- and long-term performance goals, with the ultimate goal being the increase of stockholder value over the long term. With respect to the individuals named in the Summary Compensation Table, the compensation program includes the following: salary, annual cash incentive bonus, long-term incentive compensation (which is delivered primarily through equity awards) and other benefits and perquisites. The executive compensation program is administered by the Compensation Committee.

Our executive compensation program consists of several elements, each with an objective that fits into our overall compensation program. The following overview explains the structure and rationale of the elements of compensation used for 2015.

Base Salary

Cash salaries are intended to be competitive with the market, and take into account the individual’s experience, performance, responsibilities, and past and potential contribution to the Company. The salaries are intended to offer each executive security and to allow the Company to maintain a stable management team and environment. The Compensation Committee reviews the salaries of the named executive officers on an annual basis with any adjustments made effective January 1st. The Compensation Committee uses its own judgment when determining the positioning of each executive’s salary compared to the competitive marketplace. Examples of the determining factors include the executive’s level of responsibility, prior experience, length of time with the Company, breadth of knowledge and internal performance. There is no specific weighting of the above-mentioned items.

Annual Cash Incentive Bonus

Annual cash incentive bonuses are an important piece of total compensation for our named executive officers as they support and encourage the achievement of our business goals and strategies by tying a meaningful portion of compensation to financial results for the year as compared to internal and external standards. The Compensation Committee believes the named executive officers should have a significant portion of their total compensation package at risk and available through an annual cash incentive program. However, maximum bonus opportunities are capped to avoid encouraging excessive risk-taking and to avoid any focus on maximizing short-term results at the expense of long-term soundness. Each executive has measurable goals that were established by the Compensation Committee at the beginning of 2015, and focus primarily on net income and other financial performance. Annual bonuses for named executive officers for 2015 were determined at the discretion of the Compensation Committee based on quantitative and qualitative analysis performed at the beginning of 2016. The quantitative metrics established by the Compensation Committee for 2015 and 2016 included core deposit growth, return on average assets, efficiency ratio, ratio of nonperforming assets to total assets, and net loan growth.

Long-Term Stock Incentives

Equity compensation is the other key element of compensation for our named executive officers. We use our current equity incentive plans, which authorizes various types of long-term incentive awards, to drive the creation of long-term value for our shareholders, attract and retain executives capable of effectively executing our business strategies and structure compensation to account for the time horizons of risks. Equity compensation supports the achievement of many of our key compensation objectives:

•	Tie pay to performance by linking compensation to shareholder value creation;

•	Align executives’ interests with those of our shareholders;

•	Attract executives, particularly those interested in building long-term value for our shareholders; and

•	Retain executives and reward continued service by providing for the forfeiture of rewards prior to satisfaction of multi-year vesting periods.

The quantitative metrics established by the Compensation Committee for long term incentives include growth in common book value per share, asset growth, return on average assets and the ratio of noninterest income to average assets.

Summary Compensation Table

The following table sets forth information regarding compensation in 2015 and 2014 for each of our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($) (3)	All Other Compensation ($)(4)	Total ($)
Roy C. Thygesen, Chief Executive Officer	2015	$322,950	$145,650	$51,658	$55,734	$575,992
	2014	291,700	100,000	—	58,620	450,320
Patrick J. Roe, President and Chief Operating Officer	2015	280,000	126,280	33,591	25,466	465,337
	2014	280,000	94,000	—	21,195	395,195
Glen L. Stiteley, Chief Financial Officer	2015	194,000	95,448	78,275	23,397	391,120
	2014	183,188	52,000	—	17,741	252,929

(1)
Amounts reflect base salary earned in the year, before any deferrals at the officer’s election and including salary increases effective during the year, if any. For 2016, salaries for Messrs. Thygesen, Roe and Stiteley will be $355,000, $290,000 and $225,000, respectively.

(2)
Amounts reflect discretionary annual bonuses earned by the officers. The 2015 bonus amounts for all of our named executive officers, as well as Mr. Stiteley’s 2014 bonus, were paid in cash. Messrs. Thygesen and Roe received approximately 50% of their 2014 bonus amounts in restricted stock units which vested on February 19, 2015, with the remainder paid in cash.

(3)
Reflects the grant date fair value of restricted stock unit awards computed in accordance with FASB ASC Topic 718. The above amounts include performance based restricted stock units based on the probable outcome of the performance conditions on the date of grant of $51,658, $33,591 and $23,275 for Messrs. Thygesen, Roe and Stiteley, respectively. At maximum outcome, the value of these awards would equal $92,538, $60,173 and $41,691 for Messrs. Thygesen, Roe and Stiteley, respectively. The performance based restricted stock units vest based on the attainment of performance criteria on each of December 31, 2015, 2016 and 2017. In addition, Mr. Stiteley was granted time based restricted stock units with a grant date fair value of $55,000 which vest in equal increments on April 16, 2016, 2017 and 2018. For a discussion of valuation assumptions, please see Note 10 to the Consolidated Financial Statements in the Form 10-K for the year ended December 31, 2015.

(4)	All other compensation includes the following:

Name and Principal Position	Year	401(k) Match	Automobile Allowance	Personal Use Company-Owned Automobile	Supplemental Life Insurance	Split Dollar Life Insurance Policy	Personal Expense Allowance	Total ($)
Roy C. Thygesen, Chief Executive Officer	2015	$15,900	$6,000	$2,068	$10,800	$566	$20,400	$55,734
Patrick J. Roe, President and Chief Operating Officer	2015	15,900	9,000	—	—	566	—	25,466
Glen L. Stiteley, Chief Financial Officer	2015	14,282	9,000	—	—	115	—	23,397

Employment Agreements

Terms of Mr. Thygesen’s Employment Agreement

Mr. Thygesen is subject to an employment agreement with the Company and the Bank, which became effective March 12, 2013 and was subsequently amended. Mr. Thygesen serves as the chief executive officer of the Company and the Bank under the employment agreement. The agreement had an initial term of one year, with automatic one-year renewal terms unless either party gives notice of non-renewal no later than 90 days prior to the expiration of the then current term. Mr. Thygesen is entitled to a minimum annual salary pursuant to the agreement (which is subject to annual review for increase, but not decrease), as well as annual performance bonuses, a monthly automobile allowance of $500, a monthly general expense allowance of $1,700, a monthly life insurance allowance of $900, and participation in the Bank’s benefit plans. In April 2016, Mr. Thygesen’s employment agreement was amended to no longer provide his monthly general expense and life insurance allowances effective January 1, 2016.

Under the agreement, upon a termination of Mr. Thygesen’s employment by the employer without cause or by Mr. Thygesen for good reason, Mr. Thygesen will be entitled to severance payments equal to the sum of i) 100% of his base salary, plus ii) the average annual bonus for the last 3 completed fiscal years, payable in 24 equal semi-monthly installments following the date of termination (or in a lump sum if the termination occurs within six months before or two years following a change in control), as well as one year of continued medical coverage at the same rates offered to current employees. Further under the agreement, in the event of a termination of his employment due to his disability, Mr. Thygesen will be entitled to a lump sum payment equal to 100% of his annual base salary, as well as one year of continued medical coverage and disability and life insurance coverage at the same rates offered to current employees. In the event of his death, Mr. Thygesen’s beneficiaries will be entitled to a lump sum payment equal to 50% of his annual base salary, as well as one year of employer-paid medical coverage. All of the aforementioned severance benefits are contingent upon Mr. Thygesen’s (or his beneficiaries’, if applicable) execution of a general release of claims. Mr. Thygesen’s agreement also provides that if any payments or benefits would be subject to an excise tax under Section 280G of the Internal Revenue Code, the payments or benefits may be reduced to the largest portion payable that would result in no such excise tax if that amount would result in a better net after-tax result to Mr. Thygesen than if there were no such reduction of payments or benefits. Under the agreement, Mr. Thygesen will be subject to one-year non-solicit restrictive covenants of employees and customers following the termination of his employment.

Terms of Mr. Roe’s Employment Agreement

Mr. Roe is subject to an employment agreement with the Company and the Bank, which became effective March 12, 2013 and was subsequently amended. Mr. Roe serves as the president and chief operating officer of the Company and the Bank under the employment agreement. The agreement had an initial term of one year, with automatic one-year renewal terms unless either party gives notice of non-renewal no later than 90 days prior to the expiration of the then current term. Mr. Roe is entitled to a minimum annual salary pursuant to the agreement (which is subject to annual review for increase, but not decrease), as well as annual performance bonuses, a monthly automobile allowance of $750, and participation in First Community Financial Bank’s benefit plans.

Under the agreement, upon a termination of Mr. Roe’s employment by the employer without cause or by Mr. Roe for good reason, Mr. Roe will be entitled to severance payments equal to the sum of i)100% of his base salary, plus ii) the average annual bonus for the last 3 completed fiscal years, payable in 24 equal semi-monthly installments following the date of termination (or in a lump sum if the termination occurs within six months before or two years following a change in control), as well as one year of continued medical coverage at the same rates offered to current employees. Further under the agreement, in the event of a termination of his employment due to his disability, Mr. Roe will be entitled to a lump sum payment equal to 100% of his annual base salary, as well as one year of continued medical coverage and disability and life insurance coverage at the same rates offered to current employees. In the event of his death, Mr. Roe’s beneficiaries will be entitled to a lump sum payment equal to 50% of his annual base salary, as well as one year of employer-paid medical coverage. All of the aforementioned severance benefits are contingent upon Mr. Roe’s (or his beneficiaries’, if applicable) execution of a general release of claims. Mr. Roe’s agreement also provides that if any payments or benefits would be subject to an excise tax under Section 280G of the Internal Revenue Code, the payments or benefits may be reduced to the largest portion payable that would result in no such excise tax if that amount would result in a better net after-tax result to Mr. Roe than if there were no such reduction of payments or benefits. Under the agreement, Mr. Roe will be subject to one-year non-solicit restrictive covenants of employees and customers following the termination of his employment.

Terms of Mr. Stiteley’s Employment Agreement

Mr. Stiteley is subject to an employment agreement with the Company and the Bank, which became effective on March 12, 2013. Mr. Stiteley serves as chief financial officer of the Company and the Bank under the employment agreement. The agreement had an initial term of one year, with automatic one-year renewal terms unless either party gives notice of non-renewal no later than 90 days prior to the expiration of the then current term. Mr. Stiteley is entitled to a minimum annual salary pursuant to the agreement (which is subject to annual review for increase, but not decrease), as well as annual performance bonuses, and participation in the Bank’s benefit plans.

Under the agreement, upon a termination of Mr. Stiteley’s employment by the employer without cause or by Mr. Stiteley for good reason, Mr. Stiteley will be entitled to severance payments equal to the sum of i) 100% of his base salary, plus ii) the average annual bonus for the last 3 completed fiscal years, payable in 24 equal semi-monthly installments following the date of termination (or in a lump sum if the termination occurs within six months before or two years following a change in control), as well as one year of continued medical coverage at the same rates offered to current employees. Further under the agreement, in the event of a termination of his employment due to his disability, Mr. Stiteley will be entitled to a lump sum payment equal to 100% of his annual base salary, as well as one year of continued medical coverage and disability and life insurance coverage at the same rates offered to current employees. In the event of his death, Mr. Stiteley’s beneficiaries will be entitled to a lump sum payment equal to 50% of his annual base salary, as well as one year of employer-paid medical coverage. All of the aforementioned severance benefits are contingent upon Mr. Stiteley’s (or his beneficiaries’, if applicable) execution of a general release of claims. Mr. Stiteley’s agreement also provides that if any payments or benefits would be subject to an excise tax under Section 280G of the Internal Revenue Code, the payments or benefits may be reduced to the largest portion payable that would result in no such excise tax if that amount would result in a better net after-tax result to Mr. Stiteley than if there were no such reduction of payments or benefits. Under the agreement, Mr. Stiteley will be subject to one-year non-solicit restrictive covenants of employees and customers following the termination of his employment.

Split Dollar Life Insurance Plans

Effective October 1, 2015, we entered into split dollar life insurance agreements with our named executive officers. Under the terms of the agreements Messrs. Thygesen, Roe and Stiteley are entitled to a death benefit equal to the lower of the net at risk value of the policy, or $400,000, $400,000, and $300,000, respectively. The death benefit is payable upon the executive’s death on or prior to attainment of age 70 provided that at the time of death the executive was employed by the Bank, or had been previously terminated from the Bank due to disability, or had been previously terminated from the Bank for any reason subsequent to a change in control.

Retirement Plans

All eligible employees, including our named executive officers, may participate in the First Community 401(k) Plan and are permitted to contribute up to the maximum percentage allowable not to exceed the limits of the Internal Revenue Code. First Community makes a matching contribution to the plan equal to 100% of each participant’s first 6% of compensation deferred.

Equity Compensation Plans

2008 Equity Incentive Plan.

The Company maintains the First Community Financial Partners, Inc. Amended and Restated 2008 Equity Incentive Plan (the “2008 Equity Incentive Plan”), which assumed and incorporated all outstanding awards under previously adopted Company equity incentive plans. Our 2008 Equity Incentive Plan was amended and restated effective May 20, 2009, which amendment and restatement was approved by our shareholders. The 2008 Equity Incentive Plan allows for the granting of awards including stock options, restricted stock, restricted stock units, stock appreciation rights, stock awards and cash incentive awards. This plan was amended in December 2011 to increase the number of shares authorized for delivery by 1,000,000 shares. As a result, under the 2008 Equity Incentive Plan, 2,430,000 shares of Company common stock have been reserved for the granting of awards.

Under the 2008 Equity Incentive Plan, options are to be granted at the fair value of the stock at the date of the grant and generally vest at 33-1/3% as of the first anniversary of the grant date and an additional 33-1/3% as of each successive anniversary of the grant date. Options must be exercised within 10 years after the date of grant, unless otherwise provided by the board of directors.

2013 Equity Incentive Plan.

On August 15, 2013, the Company adopted the First Community Financial Partners, Inc. 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”). The 2013 Equity Incentive Plan allows for the granting of awards including stock options, restricted stock, restricted stock units, stock appreciation rights, stock awards and cash incentive awards. This plan was amended in December 2014 to increase the number of shares authorized for delivery by 900,000 shares. As a result, under this plan, 1,000,000 shares of Company common stock have been reserved for the granting of awards.

2016 Equity Incentive Plan.

On March 17, 2016, the board of directors adopted the 2016 Equity Incentive Plan subject to shareholder approval. The 2016 Equity Incentive Plan is discussed in detail in Proposal 3 below.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information for each of our named executive officers regarding outstanding stock options and unvested stock awards held by the officers as of December 31, 2015. Market values for outstanding stock awards are based on the closing price of First Community stock on December 31, 2015.

		Option Awards			Stock Awards
Name	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Roy C. Thygesen	2015						12,422	$89,935
Patrick J. Roe	2015						8,076	58,470
Glen L. Stiteley	2015				10,000 (2)	$72,400	5,596	40,515
	2010	1,000	7.50	1/20/2020
	2009	1,000	9.25	1/21/2019
	2008	2,000	9.25	1/16/2018
	2007	8,000	7.50	7/1/2017
	2007	4,000	7.50	1/17/2017
	2005	10,000	6.25	11/16/2020

(1)
Reflects grants of restricted stock units of First Community common stock. The market value of these awards is the number of units that have not vested as of December 31, 2015 multiplied by the December 31, 2015 closing price of First Community common stock of $7.24 per share.

(2)	Reflects 10,000 units granted April 16, 2015 which vest one-third per year over the next three years on each anniversary of the date of grant.
(3)
Reflects performance based restricted stock units at target performance which will vest on December 31, 2016 and December 31, 2017 based on the attainment of performance measures in each performance period.

Potential Payments upon Termination or Change in Control

Employment and Split Dollar Agreements

The terms of our employment and split dollar agreements with Messrs. Thygesen, Roe and Stiteley are described above. The agreements provide for potential payments to the officers upon termination of employment due to death, disability, involuntary termination by the Company, or termination by the executive for good reason.

2008 Equity Incentive Plan

Under the 2008 Equity Incentive Plan and the award agreements thereunder, any unvested restricted stock units will become fully earned and vested upon a change in control of First Community. Similarly, all options under such plan will become fully exercisable upon a change in control of First Community.

2013 Equity Incentive Plan

Under the 2013 Equity Incentive Plan and the award agreements thereunder, all stock options and stock appreciation rights shall become fully exercisable, and all stock awards and cash incentive awards shall become fully earned and vested, immediately if 1) the plan and award agreements are not the obligation of the Company or a successor immediately following a change in control, or 2) the plan and award agreements are the obligation of the Company or a successor immediately following a change in control and executive is terminated by the Company without cause or resigns for good reason. Additionally, if the vesting of an outstanding award is conditioned upon the achievement of performance measures then such vesting shall be subject to the following: 1) if the performance measures of an award are less than 50% attained at the time of the change in control then such award shall become vested and exercisable on a fractional basis with the numerator equal to the percentage of attainment and the denominator equal to 50% upon the change of control, and 2) if the performance measures of an award are at least 50% attained at the time of the change in control then such award shall become fully vested and earned upon the change of control.

DIRECTOR COMPENSATION

There are no established cash-based director compensation programs at the Company or the Bank. Rather, our directors periodically receive equity compensation awards, including restricted stock units and stock options, at the discretion of the Compensation Committee. For 2015, the Company’s Compensation Committee awarded to each director 1,200 restricted stock units for service on the board through December 31, 2015, an additional 500 restricted stock units for service as chairperson of a committee, 125 restricted stock units for attendance of each board meeting in person, 60 restricted stock units for attendance of each board meeting by teleconference, 60 restricted stock units for attendance of each committee meeting in person, and 30 restricted stock units for attendance of each committee meeting by teleconference. In addition, each director received 7,500 stock options for service on the board through December 31, 2015.

The following table sets forth information regarding compensation in 2015 for each of those individuals who are our nonemployee directors.

Name	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
George Barr	38,116	16,100	54,216
Peter Coules, Jr.	17,628	8,050	25,678
Terrence O. D’Arcy	15,678	8,050	23,728
John J. Dollinger	16,588	8,050	24,638
Rex D. Easton	15,574	8,050	23,624
Vincent E. Jackson	10,270	8,050	18,320
Patricia L. Lambrecht	9,802	8,050	17,852
Stephen G. Morrissette	17,290	8,050	25,340
Daniel Para	16,146	8,050	24,196
Michael F. Pauritsch	17,706	8,050	25,756
William L. Pommerening	13,182	8,050	21,232
Robert L. Sohol	17,706	8,050	25,756
Dennis G. Tonelli	13,624	8,050	21,674
Scott A. Wehrli	21,632	8,050	29,682

(1)
Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the restricted stock units (RSUs) granted to each nonemployee director in 2015. Additional information about these values is included in Note 10 to First Community’s audited consolidated financial report as of and for the year ended December 31, 2015.

(2)	The following nonemployee directors had the following aggregate numbers of stock options outstanding as of December 31, 2015:

Director	Stock Options Outstanding
Mr. Barr	85,000
Mr. D’Arcy	38,500
Mr. Dollinger	50,500
Mr. Easton	39,250
Ms. Lambrecht	83,500
Mr. Morrissette	241,000
Mr. Sohol	38,500

PROPOSAL 3: APPROVAL OF THE FIRST COMMUNITY FINANCIAL PARTNERS, INC. 2016 EQUITY INCENTIVE PLAN
Our board has approved the First Community Financial Partners, Inc. 2016 Equity Incentive Plan to promote the long-term financial success of the Company and the Bank by attracting and retaining key employees and other individuals, and directed that the 2016 Equity Incentive Plan be submitted for approval by our shareholders. We are submitting the 2016 Equity Incentive Plan to our shareholders at this time to:

•	replace our current equity compensation plans, the 2008 Equity Incentive Plan and the 2013 Equity Incentive Plan (the “Prior Plans”);

•	comply with NASDAQ Stock Market rules and, with respect to incentive stock options (“ISO”), rules under Code Section 422, which require shareholder approval; and

•	allow performance awards under the 2016 Equity Incentive Plan to qualify as “performance-based compensation” under Code Section 162(m).
            One of the requirements of “performance-based compensation” under Code Section 162(m) is that the material terms of the performance goals must be approved by shareholders. These material terms generally include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goal is attained. Shareholder approval of the 2016 Equity Incentive Plan is intended to constitute approval of the material terms of the performance goals under the 2016 Equity Incentive Plan for purposes of Code Section 162(m).
            If the 2016 Equity Incentive Plan is not approved by our shareholders, it will not be adopted and we will continue to operate under the Prior Plans until their expiration. In the event the 2016 Equity Incentive Plan is not approved and the Prior Plans expire, we believe that higher cash compensation may be required to attract and retain key employees and other individuals.
            If the 2016 Equity Incentive Plan is adopted by our shareholders, we will not make any new grants of awards under either of the Prior Plans. The 2016 Equity Incentive Plan submitted for approval reflects current practices in equity incentive plans that we consider best practices such as:

•
Multiple Award Types.  The 2016 Equity Incentive Plan permits the issuance of restricted stock units, options, restricted stock and other types of equity and cash incentive grants, subject to the share limits of the 2016 Equity Incentive Plan. This breadth of award types will enable the plan administrator to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

•
No Evergreen Feature.  The number of authorized shares under the 2016 Equity Incentive Plan is fixed at 2,000,000, with no more than 1,000,000 available as ISOs. As of the effective date of the 2016 Equity Incentive Plan, no new grants will be made under the Prior Plans. The 2016 Equity Incentive Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.

•
Conservative Share Reuse Provision.  Shares subject to an award under the 2016 Equity Incentive Plan will not be available for reuse if such shares are tendered in payment of a stock option, delivered or withheld to satisfy any tax withholding obligation, or covered by an award that does not require share issuance upon settlement.

•
Repricings Prohibited.  Repricing of options and SARs generally is prohibited without prior shareholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations and similar events.

•
Discount Stock Options and SARs Prohibited.  All options and stock appreciation rights (“SARs”) must have an exercise price equal to or greater than the fair market value of our common stock on the date the option or SAR is granted.

•
Conservative Change in Control Provisions.  The 2016 Equity Incentive Plan does not include a special change in control price payable to award holders. The change in control provisions under the 2016 Equity Incentive Plan provide for acceleration of vesting in the event of a change in control only if the 2016 Equity Incentive Plan does not become an obligation of the successor entity or the participant incurs a termination of service without cause or for good reason following the change in control.

•
Tax-Deductible Cash Incentive Awards.  The 2016 Equity Incentive Plan allows for payment of cash incentives, so that future awards may be made to certain officers that are eligible to be deducted under Code Section 162(m) for “performance-based compensation.”

•
Clawback Policy Implementation.  All awards under the 2016 Equity Incentive Plan will be subject to any applicable law respecting recapture of compensation or Company clawback policy in effect from time to time.

•	Independent Oversight. The 2016 Equity Incentive Plan will be administered by a committee of independent board members.

            A summary of the material provisions of the 2016 Equity Incentive Plan is set forth below. A copy of the 2016 Equity Incentive Plan is set forth as Appendix A.
Purpose
          The 2016 Equity Incentive Plan was established by our board to promote the Company’s long-term financial success, to attract, retain and reward persons who can contribute to the Company’s success, and to further align the participants’ interests with those of the Company’s shareholders. The 2016 Equity Incentive Plan will be administered by a committee selected by the board, currently our Compensation Committee, (the “Committee”) which will select award recipients from the eligible participants, determine the types of awards to be granted, the number of shares covered by the awards, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.
General
            The 2016 Equity Incentive Plan incorporates a broad variety of equity-based and cash-based incentive compensation elements to provide the Committee with significant flexibility to address the requirements and limitations of applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2016 Equity Incentive Plan and the best interests of the Company.
            The maximum number of shares of the Company’s common stock that may be delivered to participants, or their beneficiaries, under the 2016 Equity Incentive Plan is 2,000,000, with adjustments for certain corporate transactions and for forfeited shares. As of the date of shareholder approval of the 2016 Equity Incentive Plan, no additional awards will be granted under the Prior Plans. To the extent that any shares covered by an award under the 2016 Equity Incentive Plan are cancelled, forfeited or expire, the shares will not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2016 Equity Incentive Plan. Shares subject to an award shall not again be made available for issuance or delivery under the 2016 Equity Incentive Plan if such shares are (a) tendered in payment of a stock option, (b) delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) covered by a stock-settled SAR or other awards that were not issued upon the settlement of the award.
            The 2016 Equity Incentive Plan’s effective date would be the date of its approval by the Company’s shareholders. If approved, the 2016 Equity Incentive Plan will continue in effect until terminated by the board. However, no awards may be granted under the 2016 Equity Incentive Plan after the 10-year anniversary of its effective date. Any awards that are outstanding after the 10th anniversary of the effective date will remain subject to the terms of the 2016 Equity Incentive Plan.
            The following additional limits apply to awards under the 2016 Equity Incentive Plan:

•
The maximum number of shares that may be covered by options or SARs that are intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code that are granted to any one participant, other than a non-employee director, during any calendar year is 100,000 shares;

•	The maximum number of shares that may be covered by options or SARs that are granted to any one non-employee director during any calendar year is 25,000 shares;

•
The maximum number of shares that may be covered by stock awards that are intended to be “performance-based compensation” under Code Section 162(m) that are granted to any one participant, other than a non-employee director, during any calendar year is 100,000 shares;

•	The maximum number of shares that may be covered by stock awards that are granted to any one non-employee director during any calendar year is 25,000 shares;

•
The maximum amount of cash incentive awards or cash-settled stock awards that are intended to be “performance-based compensation” under Code Section 162(m) payable to any one participant, other than a non-employee director, with respect to any calendar year is $1,000,000; and

•	The maximum amount of cash incentive awards or cash-settled stock awards that are payable to any one non-employee director with respect to any calendar year is $250,000.
            The Committee may use shares available under the 2016 Equity Incentive Plan as the form of payment for grants or rights earned or due under any compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.
            In the event of a corporate transaction involving the stock of the Company (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect an award’s status as “performance-based compensation” under Code Section 162(m). However, the Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of awards under the 2016 Equity Incentive Plan.

            Awards granted under the 2016 Equity Incentive Plan generally will not be transferable except as designated by the participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. However, the Committee has the discretion to permit the transfer of awards under the 2016 Equity Incentive Plan to immediate family members of participants, trusts and other entities established for the primary benefit of such family members, as long as the transfers are made without value to the participant.
Eligibility
            Selected employees and directors of, and eligible service providers to, the Company and its subsidiaries are eligible to become participants in the 2016 Equity Incentive Plan, except that non-employees may not be granted incentive stock options. The Committee will determine the specific individuals who will be granted awards under the 2016 Equity Incentive Plan and the type and amount of any such awards.
Options
            The Committee may grant incentive stock options and nonqualified stock options to purchase stock at a specified exercise price. Each award must be pursuant to an award agreement setting forth the provisions of the individual award. Awards of options must expire no later than 10 years from the date of grant (and no later than five years for incentive stock options granted to a person that beneficially owns 10% or more of the Company’s common stock).
            The exercise price for any option may not be less than the fair market value of the Company’s common stock on the date the option is granted. In addition, the exercise price of an incentive stock option granted to a person that beneficially owns 10% or more of the Company’s common stock at the time of grant may not be less than 110% of the fair market value of the stock on the date the option is granted. The exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company’s shareholders, as adjusted for corporate transactions described above, or in the case of options granted in replacement of existing awards granted under a predecessor plan.
            Options awarded under the 2016 Equity Incentive Plan will be exercisable in accordance with the terms established by the Committee. Any incentive stock option granted under the 2016 Equity Incentive Plan that fails to continue to qualify as an incentive stock option will be deemed to be a nonqualified stock option and the Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any option must be paid at the time of exercise of an option. As determined by the Committee, the exercise price of an option may be paid in cash, in shares of the Company’s common stock (valued at fair market value as of the day of exercise), by net exercise, by other property deemed acceptable by the board or by irrevocably authorizing a third party to sell shares of the Company’s common stock and remit a sufficient portion of the proceeds to the Company to satisfy the exercise price (sometimes referred to as a “cashless exercise”) or in any combination of the foregoing methods deemed acceptable by the Committee. In a net exercise, the person exercising the option does not pay any cash and the net number of shares received is equal in value to the number of shares as to which the option is being exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is fair market value.
Stock Appreciation Rights
            SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee. Except as described below, the exercise price for an SAR may not be less than the fair market value of the stock on the date the SAR is granted. However, the exercise price may be higher or lower than fair market value for an SAR granted in replacement of an existing award held by an employee, director or service provider of a third party that is acquired by the Company or one of its subsidiaries, or for SARs granted under a predecessor plan. SARs will be exercisable in accordance with the terms established by the Committee.
Stock Awards
            A stock award is a grant of shares of the Company’s common stock or a right to receive shares of the Company’s common stock, an equivalent amount of cash or a combination thereof in the future. Awards may include stock units, bonus shares, performance shares, performance units, restricted stock or restricted stock units or any other equity-based award as determined by the Committee. Any specific performance measures, performance objectives or period of service requirements may be set by the Committee in its discretion.
Cash Incentive Awards
            A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or the Company’s common stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives established by the Committee. The Committee may grant cash incentive awards (including the right to receive payment of cash or the Company’s common stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of performance objectives over a specified period established by the Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.
Forfeiture
            Unless specifically provided to the contrary in the applicable award agreement, if a participant’s service is terminated for cause, any outstanding award held by the participant will be forfeited immediately and the participant will have no further rights under the award.
            Further, except as otherwise provided by the Committee, if a participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant in any agreement between the participant and the Company or a subsidiary, whether during or after the participant’s termination of service, the participant will forfeit or pay the following to the Company:

•	All outstanding awards granted to the participant under the 2016 Equity Incentive Plan, including awards that have become vested or exercisable;

•
Any shares held by the participant in connection with the 2016 Equity Incentive Plan that were acquired after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service;

•
The profit realized by the participant from the exercise of any stock options and SARs that the participant exercised after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service; and

•
The profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the 2016 Equity Incentive Plan after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service, where such sale or disposition occurs in such similar time period.

One Million Dollar Limit
            Section 162(m) of the Internal Revenue Code.    A U.S. income tax deduction for the Company generally will be unavailable for annual compensation in excess of $1 million paid to a “covered employee” (our chief executive officer and three other most highly compensated executive officers other than the chief financial officer). However, amounts that constitute “performance-based compensation” under Code Section 162(m) are not counted toward the $1 million limit. It is expected that, generally, options and SARs granted under the 2016 Equity Incentive Plan will satisfy the requirements for “performance-based compensation.” The Committee may designate whether any stock awards or cash incentive awards granted to any participant are intended to be “performance-based compensation.” Any such awards designated as intended to be “performance-based compensation” will be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m).
            Performance Measures.    The performance measures that may be used for awards designated as intended to be “performance-based compensation” will be based on any one or more of the following performance measures as selected by the Committee: earnings (including earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and earnings per share; all as may be defined by the Committee); financial return ratios (including return on investment; return on invested capital; return on equity; and return on assets; all as may be defined by the Committee); “Texas Ratio”; expense ratio; efficiency ratio; increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge offs; loan loss reserves; loans; deposits; nonperforming assets; growth of loans, deposits or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries, business units or financial reporting segments of the Company or a subsidiary, or any combination thereof, and may be measured relative to a peer group, an index or a business plan. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. Additionally, in establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items.
Change In Control
            Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all stock options and SARs under the 2016 Equity Incentive Plan then held by the participant will become fully exercisable immediately if, and all stock awards and cash incentive awards will become fully earned and vested immediately if, (i) the 2016 Equity Incentive Plan is not an obligation of the successor entity following a change in control or (ii) the 2016 Equity Incentive Plan is an obligation of the successor entity following a change in control and the participant incurs a termination of service without cause or for good reason following the change in control. Notwithstanding the immediately preceding sentence, if the vesting of an award is conditioned upon the achievement of performance measures, then such vesting will be subject to the following: if, at the time of the change in control, the performance measures are less than 50% attained (pro rata based upon the time of the period through the change in control), the award will become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being 50%; and if, at the time of the change in control, the performance measures are at least 50% attained (pro rata based upon the time of the period through the change in control), the award will become fully earned and vested immediately upon the change in control.
            For purposes of the 2016 Equity Incentive Plan, a “change in control” generally will be deemed to occur when (i) any person acquires the beneficial ownership of 33% or more of the common stock of the Company, except that the acquisition of an interest by a benefit plan sponsored by the Company or a corporate restructuring in which another member of the Company’s controlled group acquires such an interest generally will not be a change in control for purposes of the 2016 Equity Incentive Plan, (ii) during any 12-month period, a majority of the board members serving as of the 2016 Equity Incentive Plan’s effective date, or whose election was approved by a vote of a majority of the directors then in office, no longer serves as directors, (iii) the Company combines or merges with another company and, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the voting stock of the resulting Company or (iv) the consummation of a complete liquidation or dissolution of, or an agreement for the disposition of all or substantially all of the assets of, the Company occurs.
            In the event an award under the 2016 Equity Incentive Plan constitutes “deferred compensation” for purposes of Code Section 409A, and the settlement or distribution of the award is triggered by a change in control, then such settlement or distribution will be subject to the event constituting the change in control also constituting a “change in control event” for purposes of Code Section 409A.
Amendment and Termination
            Our board may at any time amend or terminate the 2016 Equity Incentive Plan or any award granted under the 2016 Equity Incentive Plan, but any amendment or termination generally may not impair the rights of any participant without the participant’s written consent. The board may not amend any provision of the 2016 Equity Incentive Plan to materially increase the original number of shares that may be issued under the 2016 Equity Incentive Plan (other than as provided in the 2016 Equity Incentive Plan), materially increase the benefits accruing to a participant or materially modify the requirements for participation in the 2016 Equity Incentive Plan without approval of the Company’s shareholders. However, the board may amend the 2016 Equity Incentive Plan at any time, retroactively or otherwise, to ensure that the 2016 Equity Incentive Plan complies with current or future law without shareholder approval, and the board may unilaterally amend the 2016 Equity Incentive Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Code Section 409A.
Clawback Policy
            All awards, amounts and benefits received under the 2016 Equity Incentive Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law even if adopted after the 2016 Equity Incentive Plan becomes effective.
U.S. Federal Income Tax Considerations
            The following is a summary of the current U.S. federal income tax consequences that may arise in conjunction with participation in the 2016 Equity Incentive Plan.
            Nonqualified Stock Options.    The grant of a nonqualified stock option generally will not result in taxable income to the participant. Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
            Incentive Stock Options.    The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant, provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).
            The excess of the fair market value of the shares at the time of exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.
            If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.
            If the foregoing holding period requirements are not met, the participant generally will realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount generally will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
            Stock Appreciation Rights.    The grant of an SAR generally will not result in taxable income to the participant. Upon exercise of an SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
            Stock Awards.    A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant and the Company will be entitled to a corresponding deduction.
            Cash Incentive Awards.    A participant who has been granted a cash incentive award generally will not realize taxable income at the time of grant, provided that no cash is actually paid at the time of grant. Upon the payment of any cash in satisfaction of the cash incentive award, the participant generally will realize ordinary income in an amount equal to the cash award received and the Company will be entitled to a corresponding deduction.
            Withholding of Taxes.    The Company may withhold amounts from participants to satisfy withholding tax requirements. If permitted by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may only be used to satisfy the Company’s minimum statutory withholding obligation.
            Change in Control.    Any acceleration of the vesting or payment of awards under the 2016 Equity Incentive Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.
Tax Advice
            The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2016 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2016 Equity Incentive Plan. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.
            The number and types of awards to be made pursuant to the 2016 Equity Incentive Plan is subject to the discretion of the Committee and is not determinable at this time.
            Under applicable law, the adoption of the 2016 Equity Incentive Plan requires the affirmative vote of the majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this proposal. In tabulating the votes, broker non-votes on the adoption of the amendment will be disregarded and have no effect on the outcome of the vote. However, any other abstentions by shares present in person or represented by proxy at the annual meeting are effectively equivalent to votes against this proposal.

Board Recommendation:
            The board of directors recommends shareholders vote to approve the 2016 Equity Incentive Plan, as described in this proxy statement, by voting “FOR” this proposal. Proxies properly signed and returned will be voted “FOR” this proposal unless shareholders specify otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of February 29, 2016, by: (i) each of our named executive officers; (ii) each of our directors; and (ii) all of our directors and executive officers as a group. The information presented in the table is based upon information provided by such persons to the Company.
Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power as of February 29, 2016, as well as any shares that such person has the right to acquire on or before April 29, 2016 (60 days after February 29, 2016), through the exercise of options or other rights. Except as otherwise indicated, we believe that the beneficial owners of stock listed below have sole investment or voting power with respect to the shares described.
The applicable percentage ownership for each person listed below is based upon 17,165,864 shares of our common stock outstanding as of February 29, 2016. Shares of our common stock subject to options or other securities currently exercisable or exercisable on or before April 29, 2016, are deemed outstanding for the purpose of calculating the percentage ownership of the person holding those options or other securities, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.
No shareholder known by us is the beneficial owner of more than five percent of the outstanding shares of our common stock.

Name of Beneficial Owner	Common Shares	Stock Options	Warrants to Purchase Common Stock	Total	Percent of Class (18)
Named Executive Officers and Directors
George Barr (1)	584,323	100,000	13,500	697,823	3.79%
Peter Coules, Jr. (2)	282,392	7,500	4,500	294,392	1.60%
Terrence O. D’Arcy (3)	226,325	46,000	2,250	274,575	1.49%
John J. Dollinger (4)	192,114	58,000	—	250,114	1.36%
Rex D. Easton (5)	279,879	46,750	—	326,629	1.77%
Vincent E. Jackson (6)	55,609	7,500	1,250	64,359	0.35%
Patricia L. Lambrecht (7)	469,680	91,000	22,500	583,180	3.17%
Stephen G. Morrissette (8)	188,102	248,500	750	437,352	2.38%
Daniel Para (9)	123,709	7,500	1,250	132,459	0.72%
Michael F. Pauritsch (10)	144,488	7,500	1,250	153,238	0.83%
William L. Pommerening (11)	94,473	7,500	2,250	104,223	0.57%
Patrick J. Roe (12)	184,554	—	5,250	189,804	1.03%
Robert L. Sohol (13)	510,485	46,000	4,500	560,985	3.05%
Glen L. Stiteley (14)	28,792	26,000	—	54,792	0.30%
Roy C. Thygesen (15)	148,480	—	4,500	152,980	0.83%
Dennis G. Tonelli (16)	89,039	7,500	—	96,539	0.52%
Scott A. Wehrli (17)	140,821	7,500	—	148,321	0.81%
All current named executive officers and directors as a group (17 people)	3,743,265	714,750	63,750	4,521,765	24.57%

(1)
The above common stock of Mr. Barr includes 7,330 shares owned individually, 12,200 owned by Mr. Barr’s minor child, 349,492 owned by Mr. Barr’s spouse for which he has shared voting power, 195,262 shares owned jointly by Mr. Barr and his spouse which are pledged for a loan at the Bank, and 20,039 owned by a profit sharing plan at his business, The Barr Group.

(2)
The above common stock of Mr. Coules includes 18,862 shares owned individually, 26,138 shares held by a profit sharing plan at his business, Donatelli & Coules, Ltd., 6,120 held in Mr. Coules IRA, 16,274 held in Mr. Coules spouse’s IRA, and 214,998 shares held in trusts for the benefit of Ms. Lambrecht’s children, of which Mr. Coules is trustee and has sole voting and investment power.

(3)	The above common stock of Mr. D’Arcy includes 219,635 shares owned individually (115,500 are pledged toward a loan at the Bank) and 6,690 shares owned jointly by Mr. D’Arcy and his spouse.
(4)
The above common stock of Mr. Dollinger includes 100,864 shares owned individually, 69,250 shares held in an individual retirement account for the benefit of Mr. Dollinger, and 22,000 shares held by a company of which Mr. Dollinger is deemed to have sole voting and investment power.

(5)
The above common stock of Mr. Easton includes 69,998 shares owned individually, 22,500 shares in Mr. Easton’s IRA, 600 owned by Mr. Easton’s spouse, 3,100 by an estate which Mr. Easton is a trustee, and 183,681 shares owned by a company of which Mr. Easton is deemed to have sole voting and investment power.

(6)	The above common stock of Mr. Jackson includes 55,609 shares owned individually.
(7)
The above common stock of Ms. Lambrecht includes 1,885 shares owned individually, 459,155 held by a trust for the benefit of Ms. Lambrecht and 8,640 shares of common stock which are held for the benefit of certain minor relatives of Ms. Lambrecht for which she has sole voting power.

(8)
The above common stock of Mr. Morrissette includes 3,325 shares owned individually, 164,156 shares held by his spouse which he is deemed to have sole voting power, and 20,621 shares held in two individual retirement accounts for the benefit of Mr. Morrissette.

(9)
The above common stock of Mr. Para includes 3,105 shares owned individually, 57,343 shares owned jointly by Mr. Para and his wife, 10,536 shares owned in an individual retirement account for the benefit of Mr. Para, 14,050 by a trust for benefit of Mr. Para, and 14,050 by a trust which Mr. Para is trustee, and 24,625 shares owned by an investment partnership which Mr. Para has sole voting and investment power.

(10)
The above common stock of Mr. Pauritsch includes 3,405 shares owned indivudally, 65,940 held in individual retirement accounts for the benefit of Mr. Pauritsch, 75,143 shares held by a living trust for the benefit of Mr. Pauritsch,

(11)
The above common stock of Mr. Pommerening includes 47,031 shares owned individually, 6,950 shares held by Mr. Pommerening’s spouse, and 40,492 shares held by a partnership of which Mr. Pommerening is deemed to have sole voting and investment power.

(12)
The above common stock of Mr. Roe includes 160,717 shares held in a trust for the benefit of Mr. Roe of which he is trustee and 23,837 held in an individual retirement account for the benefit of Mr. Roe.

(13)
The above common stock of Mr. Sohol includes 479,685 shares held individually, 17,000 shares held in an individual retirement account for the benefit of Mr. Sohol, and 13,800 shares in custodial accounts for the benefit of certain minor grandchildren which Mr. Sohol has sole investment and voting power.

(14)
The above common stock of Mr. Stiteley includes 24,738 shares owned individually (21,515 are pledged toward a loan at the Bank), 314 shares held in an individual retirement account for the benefit of Mr. Stiteley and 1,340 shares held in Mr. Stiteley’s spouse’s IRA. The above also includes 2,400 shares from a grant of restricted stock units scheduled to vest on April 16, 2016.

(15)
The above common stock of Mr. Thygesen includes 111,345 shares owned individually, 4,200 shares he is custodian under a uniform gift to minor account, and 32,935 shares held in an individual retirement account for the benefit of Mr. Thygesen.

(16)	The above common stock of Mr. Tonelli includes 4,917 shares owned individually by Mr. Tonelli and 84,122 shares owned by a living trust for the benefit of Mr. Tonelli.
(17)
The above common stock of Mr. Wehrli includes 21,831 shares held individually, 26,904 shares owned jointly by Mr. Wehrli and his mother which he is deemed to have sole voting power, and 92,086 shares owned by a company of which Mr. Wehrli is deemed to have sole voting and investment power.

(18)
Percentage is calculated on a partially diluted basis, assuming the exercise of all warrants and stock options which are exercisable within 60 days, and the vesting of restricted stock units that vest within 60 days, by such named executive officer or director.

AUDIT COMMITTEE REPORT

The Audit Committee, comprised solely of independent directors, has the following responsibilities set forth in its charter, which include assisting the board of directors in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews our audited consolidated financial statements and recommends to the board that they be included in our Annual Report on Form 10-K.

The Audit Committee reviewed the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and met with both management and CliftonLarsonAllen LLP, our independent registered public accounting firm, to discuss those financial statements. The Audit Committee discussed with

CliftonLarsonAllen LLP the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communication with Audit Committees (AS 16), including the quality of our accounting policies, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also has received from CliftonLarsonAllen LLP the written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed with CliftonLarsonAllen LLP its independence. Based on the review and discussions noted above, the Audit Committee has recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Audit Committee
Michael F. Pauritsch	John J. Dollinger
Robert R. Sohol

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Various First Community policies and procedures, which are generally in writing, questionnaires completed by all First Community directors and executive officers and regulatory compliance requirements (including Regulation O, which restricts loans by a bank to directors, executive officers, principal shareholders and their affiliates and requires approval by the board of directors of a bank for certain such loans), identify to First Community transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules. Although First Community’s processes vary with the particular transaction or relationship, when such a transaction or relationship is identified, the board of directors of First Community or the Bank, or the appropriate committee of the board of directors, evaluates the transaction or relationship and approves or ratifies it (without the vote of any interested person) only if it is judged to be fair and in the best interests of First Community. In addition, it is the practice of the board of directors of First Community, although not part of a written policy, to review each of the transactions specifically disclosed as a related person transaction to the extent any such transaction has not previously been reviewed, applying the same standard. All of the transactions described below were considered and approved or ratified by the board of directors of First Community, or the appropriate committee of the board of directors.

Directors, executive officers, principal shareholders, members of their immediate families, and entities in which one or more of them have a material interest had extensions of credit from the Bank during 2015. All such extensions of credit were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unrelated persons, and did not involve more than the normal risk of collectability or present other unfavorable features. In addition, directors, executive officers, principal shareholders, members of their immediate families and entities in which one or more of them have a material interest obtained during 2015, and may in the future be expected to obtain, depositary or other banking services, trust, custody or investment management services, individual retirement account services or insurance brokerage services from First Community and its subsidiaries, on terms no less favorable to First Community and its subsidiaries than those prevailing at the time for comparable transactions involving persons unrelated to First Community. The board of directors of the Bank approves all loans subject to Regulation O.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that the directors, executive officers and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the SEC and with the exchange on which the shares of common stock are traded. These persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us, and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2015, we are not aware of any failures to comply with the filing requirements of Section 16(a) during 2015.

OTHER BUSINESS

It is not anticipated that any action will be asked of the shareholders other than that set forth above, but if other matters properly are brought before the annual meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors

/s/ Glen L. Stiteley
Glen L. Stiteley
Secretary
Joliet, Illinois
April 8, 2016
ALL SHAREHOLDERS ARE URGED TO VOTE THEIR PROXIES PROMPTLY

APPENDIX A

FIRST COMMUNITY FINANCIAL PARTNERS, INC.
2016 EQUITY INCENTIVE PLAN
Article 1
INTRODUCTION

Section 1.1    Purpose, Effective Date and Term. The purpose of this FIRST COMMUNITY FINANCIAL PARTNERS, INC. 2016 EQUITY INCENTIVE PLAN is to promote the long-term financial success of FIRST COMMUNITY FINANCIAL PARTNERS, INC. and its Subsidiaries by providing a means to attract, retain, and reward individuals who can and do contribute to such success, and to further align their interests with those of the Shareholders. The “Effective Date” of the Plan is May 19, 2016, the date of the approval of the Plan by the Shareholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.
Section 1.2    Participation. Each employee and director of, and service provider (with respect to which issuances of securities may be registered under Form S-8) to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the provisions of the Plan shall be a “Participant” in the Plan. Award recipients shall be limited to employees and directors of, and service providers (with respect to which issuances of securities may be registered under Form S-8) to, the Company and its Subsidiaries; provided, however, that an Award (other than ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee, director or service provider, provided that such Award does not become vested prior to the date such individual commences such services.
Section 1.3    Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).
Article 2
AWARDS

Section 2.1    General. Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the provisions of the Plan and such additional provisions as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing award under the Plan, any other plan of the Company or a Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:
(a)    Stock Options. A stock option represents the right to purchase Shares at an exercise price established by the Committee. Any stock option may be either an ISO or a nonqualified stock option that is not intended to be an ISO. No ISOs may be (i) granted after the 10-year anniversary of the Effective Date or (ii) granted to a non-employee. To the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options. Unless otherwise specifically provided by the Award Agreement, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.

(b)    Stock Appreciation Rights. A stock appreciation right (an “SAR”) is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of (i) the Fair Market Value at the time of exercise of the SAR over (ii) an exercise price established by the Committee.
(c)    Stock Awards. A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both, as shall be reflected in the respective Award Agreement) in the future, excluding Awards designated as stock options, SARs or cash incentive awards by the Committee. Such Awards may include bonus shares, performance shares, performance units, restricted stock, restricted stock units or any other equity-based Award as determined by the Committee.
(d)    Cash Incentive Awards. A cash incentive award is the grant of a right to receive a payment of cash (or Stock having a value equivalent to the cash otherwise payable, excluding Awards designated as stock options, SARs or stock awards by the Committee, all as shall be reflected in the respective Award Agreement), determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Committee.
Section 2.2    Exercise of Stock Options and SARs. A stock option or SAR shall be exercisable in accordance with such provisions as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than 10 years after its grant date (five years in the case of an ISO with respect to a 10% Shareholder). The exercise price of each stock option and SAR shall be not less than 100% of the Fair Market Value on the grant date (or, if greater, the par value of a Share); provided, however, that the exercise price of an ISO shall not be less than 110% of Fair Market Value on the grant date in the case of a 10% Shareholder; and provided further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options and SARs granted in replacement of existing awards held by an employee, director or service provider granted by an acquired entity. The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by any of the following means unless otherwise determined by the Committee from time to time: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company no later than the third business day following exercise of a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on the date of exercise) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashiers’ check; (e) by other property deemed acceptable by the Committee or (f) by any combination thereof.
Section 2.3    Performance-Based Compensation. Any Award that is intended to be Performance-Based Compensation shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of any Award and the establishment of performance measures that are intended to be Performance-Based Compensation shall occur during the period required under Code Section 162(m).
(a)    Performance Measures. The performance measures described in this Section 2.3 may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and earnings per share; each as may be defined by the Committee); financial return ratios (e.g., return on investment; return on invested capital; return on equity; and return on assets; each as may be defined by the Committee); “Texas ratio”; expense ratio; efficiency ratio; increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge offs; loan loss reserves; loans; deposits; nonperforming assets; growth of loans, deposits, or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries, business units or financial reporting segments of the Company or a Subsidiary, or any combination thereof, and may be measured relative to a peer group, an index or a business plan.
(b)    Partial Achievement. An Award may provide that partial achievement of the performance measures may result in payment or vesting based upon the degree of achievement. In addition, partial achievement of performance measures shall apply toward a Participant’s individual limitations as set forth in Section 3.3.
(c)    Extraordinary Items. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual or nonrecurring items of gain or loss, including non-cash refinancing charges; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; (iv) mergers or acquisitions; and (v) such other items permitted from time to time hereafter under the regulations promulgated under Code Section 162(m). To the extent not specifically excluded, such effects shall be included in any applicable performance measure.
(d)    Adjustments. Pursuant to this Section 2.3, in certain circumstances the Committee may adjust performance measures; provided, however, that no adjustment may be made with respect to an Award that is intended to be Performance-Based Compensation, except to the extent the Committee exercises such negative discretion as is permitted under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or a Subsidiary conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may (i) adjust, change or eliminate the performance measures or change the applicable performance period or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.
Section 2.4    Dividends and Dividend Equivalents. Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award, which payments may be made currently or credited to an account for the Participant, may be settled in cash or Shares and may be subject to terms or provisions similar to the underlying Award.
Section 2.5    Forfeiture of Awards. Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award held by a Participant, whether vested or unvested, shall terminate immediately, such Award shall be forfeited and the Participant shall have no further rights thereunder.
Section 2.6    Deferred Compensation. The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered “deferred compensation” under Code Section 409A, the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award shall be deemed to constitute the Participant’s acknowledgment of, and consent to, the rights of the Committee under this Section 2.6, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute deferred compensation, if such discretionary authority would contravene Code Section 409A.
Article 3
SHARES SUBJECT TO PLAN

Section 3.1    Available Shares. The Shares with respect to which Awards may be granted shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.
Section 3.2    Share Limitations.
(a)    Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be 2,000,000; provided that, no more than 1,000,000 Shares may be granted as ISOs. The maximum number of Shares available for delivery under the Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4. Following the Effective Date, no new awards will be granted from either of the Prior Plans.
(b)    Reuse of Shares. Any Shares subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of a stock option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled SAR or other Awards that were not issued upon the settlement of the Award.
Section 3.3    Limitations on Grants to Individuals. The following limitations shall apply with respect to Awards:
(a)    Stock Options and SARs. The maximum number of Shares that may be subject to stock options or SARs granted to any one Participant during any calendar year that are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 100,000. The maximum number of Shares that may be subject to stock options or SARs granted to any one Director Participant during any calendar year shall be 25,000. For purposes of this Section 3.3(a), if a stock option is granted in tandem with an SAR, such that the exercise of the option or SAR with respect to a Share cancels the tandem SAR or option right, respectively, with respect to such Share, the tandem option and SAR rights with respect to each Share shall be counted as covering one Share for purposes of applying the limitations of this Section 3.3(a).
(b)    Stock Awards. The maximum number of Shares that may be subject to stock awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 100,000. The maximum number of Shares that may be subject to stock awards that are granted to any one Director Participant during any calendar year shall be 25,000.
(c)    Cash Incentive Awards and Stock Awards Settled in Cash. The maximum dollar amount that may be payable to any one Participant pursuant to cash incentive awards and cash-settled stock awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be $1,000,000. The maximum dollar amount that may be payable to any one Director Participant pursuant to cash incentive awards and cash-settled stock awards that are granted to any one Director Participant during any calendar year shall be $250,000.
(d)    Dividends, Dividend Equivalents and Earnings. For purposes of determining whether an Award is intended to be qualified as Performance-Based Compensation under the foregoing limitations of this Section 3.3, (i) the right to receive dividends and dividend equivalents with respect to any Award that is not yet vested shall be treated as a separate Award, and (ii) if the delivery of any Shares or cash under an Award is deferred, any earnings, including dividends and dividend equivalents, shall be disregarded.
(e)    Partial Performance. Notwithstanding the preceding provisions of this Section 3.3, if in respect of any performance period or restriction period, the Committee grants to a Participant Awards having an aggregate dollar value and/or number of Shares less than the maximum dollar value and/or number of Shares that could be paid or awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum dollar value and/or number of Shares over the aggregate dollar value and/or number of Shares actually subject to Awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or the number of Shares that may be awarded to such Participant in respect of the next performance period or restriction period in respect of which the Committee grants to such Participant an Award intended to qualify as Performance-Based Compensation, subject to adjustment pursuant to Section 3.4.
Section 3.4    Corporate Transactions; No Repricing.
(a)    Adjustments. To the extent permitted under Code Section 409A, to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not negatively affect the status of an Award intended to qualify as Performance-Based Compensation, if applicable); provided, however, that, subject to Section 3.4(b), the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, and provided, further, that no such payment shall be required in consideration for the cancellation of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).
(b)    No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Shareholders or as otherwise expressly provided under Section 3.4(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of stock options or SARs with a lower exercise price to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.
Section 3.5    Delivery of Shares. Delivery of Shares or other amounts under the Plan shall be subject to the following:
(a)    Compliance with Applicable Laws. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)    No Certificates Required. To the extent that the Plan provides for the delivery of Shares, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.
Article 4
CHANGE IN CONTROL

Section 4.1    Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in any Award Agreement, at the time of a Change in Control:
(c)    Subject to any forfeiture and expiration provisions otherwise applicable to the respective Awards, all stock options and SARs under the Plan then held by the Participant shall become fully exercisable immediately if, and all stock awards and cash incentive awards under the Plan then held by the Participant shall become fully earned and vested immediately if, (i) the Plan and the respective Award Agreements are not the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control or (ii) the Plan and the respective Award Agreements are the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control and the Participant incurs a Termination of Service without Cause or by the Participant for Good Reason following such Change in Control.
(d)    Notwithstanding the foregoing provisions of this Section 4.1, if the vesting of an outstanding Award is conditioned upon the achievement of performance measures, then such vesting shall be subject to the following:
(i)    If, at the time of the Change in Control, the established performance measures are less than 50% attained (as determined in the sole discretion of the Committee, but in any event, based pro rata in accordance with time lapsed through the date of the Change in Control in the event of any period-based performance measures), then such Award shall become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being 50% upon the Change in Control.
(ii)    If, at the time of the Change in Control, the established performance measures are at least 50% attained (as determined in the sole discretion of the Committee, but in any event based pro rata in accordance with time lapsed through the date of the Change in Control in the event of any period-based performance measures), then such Award shall become fully earned and vested immediately upon the Change in Control.
Section 4.2    Definition of Change in Control.
(a)    For purposes of the Plan, “Change in Control” means the first to occur of the following:
(i)    The consummation of the acquisition by any “person” (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of the combined voting power of the then outstanding Voting Securities of the Company;
(ii)    During any 12-month period, the individuals who, as of the Effective Date, are members of the Board cease for any reason to constitute a majority of the Board, unless either the election of or the nomination for election by the Shareholders of any new director was approved by a vote of a majority of the Board, in which case such new director shall for purposes of this Plan be considered as a member of the Board; or

(iii)    The consummation by the Company of (i) a merger, consolidation or other similar transaction if the Shareholders immediately before such merger, consolidation or other similar transaction do not, as a result of such merger, consolidation or other similar transaction, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Voting Securities of the Company outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution or an agreement for the sale or other disposition of two-thirds or more of the consolidated assets of the Company.
(b)    Notwithstanding any provision in the foregoing definition of Change in Control to the contrary, a Change in Control shall not be deemed to occur solely because 33% or more of the combined voting power of the then outstanding securities of the Company are acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Shareholders in the same proportion as their ownership of Stock immediately prior to such acquisition.
(c)    Further notwithstanding any provision in the foregoing definition of Change in Control to the contrary, in the event that any Award constitutes deferred compensation, and the settlement of, or distribution of benefits under such Award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Co5ntrol also constituting a “change in control event” under Code Section 409A.
Article 5
COMMITTEE

Section 5.1    Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act), an “outside director” (within the meaning of Code Section 162(m)) and an “independent director” (within the meaning of the rules of the securities exchange which then constitutes the principal listing for the Stock), in each case to the extent required by the Exchange Act, Code Section 162(m), or the applicable rules of the securities exchange which then constitutes the principal listing for the Stock, respectively. Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
Section 5.2    Powers of Committee. The Committee’s administration of the Plan shall be subject to the other provisions of the Plan and the following:
(a)    The Committee shall have the authority and discretion to select from among the Company’s and the Subsidiary’s employees, directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.
(b)    In the event that the Committee determines that it is advisable to grant Awards that do not qualify for the exception for Performance-Based Compensation from the tax deductibility limitations of Code Section 162(m), the Committee may grant such Awards without satisfying the requirements of Code Section 162(m).
(c)    The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(d)    The Committee shall have the authority to define terms not otherwise defined in the Plan.

(e)    Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.
(f)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and to all applicable law.
Section 5.3    Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of any securities exchange or similar entity or the Plan or the charter of the Committee, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act or of Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it. The acts of such delegates shall be treated under the Plan as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted. Any such allocation or delegation may be revoked by the Committee at any time.
Section 5.4    Information to be Furnished to Committee. As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Subsidiary as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive with respect to all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
Section 5.5    Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions and valuations of any such persons.
Article 6
AMENDMENT AND TERMINATION

Section 6.1    General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.6, Section 3.4 and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; and provided, further, that no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities that may be delivered under the Plan other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Shareholders.
Section 6.2    Amendment to Conform to Law. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2, Section 2.6 or Section 3.4 without further consideration or action.

Article 7
GENERAL TERMS

Section 7.1    No Implied Rights.
(a)    No Rights to Specific Assets. No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the provisions of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.
(b)    No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the Plan. No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.
(c)    No Rights as a Shareholder. Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Shareholder prior to the date on which the individual fulfills all conditions for receipt of such rights.
Section 7.2    Transferability. Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts, partnerships, limited liability companies and other entities that are permitted to exercise rights under Awards in accordance with Form S-8 established for the primary benefit of such family members; and provided, further, that such transfers shall not be made for value to the Participant.
Section 7.3    Designation of Beneficiaries. A Participant hereunder may file with the Company a designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not have any further liability to anyone.
Section 7.4    Non-Exclusivity. Neither the adoption of the Plan by the Board nor the submission of the Plan to the Shareholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including the granting of restricted stock, stock options or other equity awards otherwise than under the Plan or an arrangement that is or is not intended to qualify as Performance-Based Compensation under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.
Section 7.5    Award Agreement. Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.
Section 7.6    Form and Time of Elections. Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms or conditions, not inconsistent with the provisions of the Plan, as the Committee may require.

Section 7.7    Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
Section 7.8    Tax Withholding. All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the Company’s minimum statutory withholding obligation.
Section 7.9    Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.
Section 7.10    Indemnification. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her (provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf), unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
Section 7.11    No Fractional Shares. Unless otherwise permitted by the Committee, no fractional Shares shall be delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
Section 7.12    Governing Law. The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Illinois without reference to principles of conflict of laws, except as superseded by applicable federal law.
Section 7.13    Benefits Under Other Plans. Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant’s employer.
Section 7.14    Validity. If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.
Section 7.15    Notice. Unless provided otherwise in an Award Agreement or policy adopted from time to time by the Committee, all communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or prepaid overnight courier to the Company at the address set forth below:

First Community Financial Partners, Inc.
2801 Black Road
Joliet, Illinois 60435
Such communications shall be deemed given:
(a)    In the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; and
(b)    In the case of certified or registered U.S. mail, five days after deposit in the U.S. mail;
provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s senior human resources officer and corporate secretary.
Section 7.16    Clawback Policy. Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with any applicable Company clawback policy (the “Policy”) or any applicable law. A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (i) the Policy and any similar policy established by the Company that may apply to the Participant, whether adopted prior to or following the making of any Award and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.
Section 7.17    Breach of Restrictive Covenants. Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant set forth in an Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, whether during or after the Participant's Termination of Service, in addition to any other penalties or restrictions that may apply under any such agreement, state law, or otherwise, the Participant shall forfeit or pay to the Company:
(a)    Any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;
(b)    Any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service;
(c)    The profit realized by the Participant from the exercise of any stock options and SARs that the Participant exercised after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and
(d)    The profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service and where such sale or disposition occurs in such similar time period.

Article 8
DEFINED TERMS; CONSTRUCTION

Section 8.1    In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:
(a)    “10% Shareholder” means an individual who, at the time of grant, owns Voting Securities possessing more than 10% of the total combined voting power of the Voting Securities.
(b)    “Award” means an award under the Plan.
(c)    “Award Agreement” means the document that evidences the terms and conditions of an Award. Such document shall be referred to as an agreement regardless of whether a Participant’s signature is required.
(d)    “Board” means the Board of Directors of the Company.
(e)    If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause” (or the like), then, for purposes of the Plan, the term “Cause” has the meaning set forth in such agreement; and in the absence of such a definition, “Cause” means (i) any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, (ii) willful violation of any law, rule or regulation in connection with the performance of a Participant’s duties to the Company or a Subsidiary (other than traffic violations or similar offenses), (iii) with respect to any employee of the Company or a Subsidiary, commission of any act of moral turpitude or conviction of a felony or (iv) the willful or negligent failure of the Participant to perform the Participant’s duties to the Company or a Subsidiary in any material respect.
Further, the Participant shall be deemed to have terminated for Cause if, after the Participant’s Termination of Service, facts and circumstances arising during the course of the Participant’s employment with the Company are discovered that would have constituted a termination for Cause.
Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of “Cause.”
(f)    “Change in Control” has the meaning ascribed to it in Section 4.2.
(g)    “Code” means the Internal Revenue Code of 1986.
(h)    “Committee” means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.
(i)    “Company” means First Community Financial Partners, Inc., an Illinois corporation.
(j)    “Director Participant” means a Participant who is a member of the Board or the board of directors of a Subsidiary.
(k)    “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering the Company’s or a Subsidiary’s employees.

(l)    “Effective Date” has the meaning ascribed to it in Section 1.1.
(m)    “Exchange Act” means the Securities Exchange Act of 1934.
(n)    “Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Sections 422 and 409A.
(o)    If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “good reason” (or the like), then, for purposes of the Plan, the term “Good Reason” has the meaning set forth in such agreement; and in the absence of such a definition, “Good Reason” means the occurrence of any one of the following events, unless the Participant agrees in writing that such event shall not constitute Good Reason:
(i)    A material, adverse change in the nature, scope or status of the Participant’s position, authorities or duties from those in effect immediately prior to the applicable Change in Control;
(ii)    A material reduction in the Participant’s aggregate compensation or benefits in effect immediately prior to the applicable Change in Control; or
(iii)    Relocation of the Participant’s primary place of employment of more than 50 miles from the Participant’s primary place of employment immediately prior to the applicable Change in Control, or a requirement that the Participant engage in travel that is materially greater than prior to the applicable Change in Control.
Notwithstanding any provision of this definition to the contrary, prior to the Participant’s Termination of Service for Good Reason, the Participant must give the Company written notice of the existence of any condition set forth in clause (i) – (iii) immediately above within 90 days of its initial existence and the Company shall have 30 days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such 30-day period, the Company cures the condition giving rise to Good Reason, the condition shall not constitute Good Reason. Further notwithstanding any provision of this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within 12 months of the initial existence of the applicable condition.
(p)    “Form S-8” means a Registration Statement on Form S-8 promulgated by the U.S. Securities and Exchange Commission or any successor thereto.
(q)    “ISO” means a stock option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b).
(r)    “Participant” has the meaning ascribed to it in Section 1.2.
(s)    “Performance-Based Compensation” has the meaning ascribed to it in Code Section 162(m).
(t)    “Plan” means the First Community Financial Partners, Inc. 2016 Equity Incentive Plan.
(u)    “Policy” has the meaning ascribed to it in Section 7.16.
(v)    “Prior Plans” means the First Community Financial Partners, Inc. Amended and Restated 2008 Equity Incentive Plan and the First Community Financial Partners, Inc. 2013 Equity Incentive Plan.
(w)    “SAR” has the meaning ascribed to it in Section 2.1(b).
(x)    “Securities Act” means the Securities Act of 1933.

(y)    “Share” means a share of Stock.
(z)    “Shareholders” means the shareholders of the Company.
(aa)    “Stock” means the common stock of the Company, $1.00 par value per share.
(bb)    “Subsidiary” means any corporation or other entity that would be a “subsidiary corporation” as defined in Code Section 424(f) with respect to the Company.
(cc)    “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee and director of, and service provider to, the Company and each Subsidiary, regardless of the reason for such cessation, subject to the following:
(i)    The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.
(ii)    If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee or director of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.
(iii)    A service provider, other than an employee or director, whose services to the Company or a Subsidiary are governed by a written agreement with such service provider shall cease to be a service provider at the time the provision of service under such written agreement ends (without renewal); and such a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider shall cease to be a service provider on the date that is 90 days after the date the service provider last provides services requested by the Company or a Subsidiary.
(iv)    Notwithstanding the foregoing, in the event that any Award constitutes deferred compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “separation from service” as defined under Code Section 409A.
(dd)    “Voting Securities” means any securities that ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.
Section 8.2    In the Plan, unless otherwise stated, the following uses apply:
(a)    Actions permitted under the Plan may be taken at any time in the actor’s reasonable discretion;
(b)    References to a statute shall refer to the statute and any amendments and any successor statutes, and to all regulations promulgated under or implementing the statute, as amended, or its successors, as in effect at the relevant time;
(c)    In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”;
(d)    References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
(e)    Indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(f)    The words “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively;
(g)    All references to articles and sections are to articles and sections in the Plan;
(h)    All words used shall be construed to be of such gender or number as the circumstances and context require;
(i)    The captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;
(j)    Any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
(k)    All accounting terms not specifically defined in the Plan shall be construed in accordance with GAAP.

ANNUAL MEETING OF SHAREHOLDERS OF

FIRST COMMUNITY FINANCIAL PARTNERS INC.

May 19, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
Proxy materials are available at investors.fcfp.com.
Our Notice of Meeting, proxy statement and proxy card can then be found under the "SEC Filings" link.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003333333000000000 0 051916

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
George Barr	☐	☐	☐
Terrence O. D'Arcy	☐	☐	☐
John J. Dollinger	☐	☐	☐
William L. Pommerening	☐	☐	☐
Dennis G. Tonelli	☐	☐	☐
2. To ratify the appointment of CliftonLarsonAllen LLP as the independent public accountants for the fiscal year ended December 31, 2016;	☐	☐	☐
3. To approve the First Community Financial Partners, Inc. 2016 Equity Incentive Plan; and	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL FIVE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

FIRST COMMUNITY FINANCIAL PARTNERS INC.

May 19, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
Proxy materials are available at investors.fcfp.com.
Our Notice of Meeting, proxy statement and proxy card can then be found under the "SEC Filings" link.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333333000000000 0 051916

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
George Barr	☐	☐	☐
Terrence O. D'Arcy	☐	☐	☐
John J. Dollinger	☐	☐	☐
William L. Pommerening	☐	☐	☐
Dennis G. Tonelli	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL FIVE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

FIRST COMMUNITY FINANCIAL PARTNERS INC.

Proxy for Annual Meeting of Shareholders on May 19, 2016

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints George Barr and Roy C. Thygesen with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of First Community Financial Partners Inc., to be held May 19, 2016 at 4:00 p.m., local time, at Mistwood Golf Club, located at 1700 W. Renwick Rd., Romeoville, Illinois, and any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

1.1

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